Exhibit 10.36

TELLABS 401(k) PLAN

(January 1, 2009 Restatement)

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I DEFINITIONS AND INTERPRETATION		2

1.1	PLAN DEFINITIONS	2
1.2	INTERPRETATION	14

ARTICLE II SERVICE		15

2.1	CREDITING OF HOURS OF SERVICE	15
2.2	ELIGIBILITY SERVICE	15
2.3	VESTING SERVICE	15

ARTICLE III ELIGIBILITY		16

3.1	ELIGIBILITY	16
3.2	TRANSFERS OF EMPLOYMENT	16
3.3	REEMPLOYMENT	16
3.4	NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES	16
3.5	PERSONS FROM ACQUIRED EMPLOYERS	17
3.6	LEAVES OF ABSENCE	17
3.7	EFFECT AND DURATION	17

ARTICLE IV 401(K) CONTRIBUTIONS		18

4.1	401(K) CONTRIBUTIONS	18
4.2	AMOUNT OF 401(K) CONTRIBUTIONS	18
4.3	CATCH-UP 401(K) CONTRIBUTIONS	19
4.4	CONTRIBUTIONS LIMITED TO EFFECTIVELY AVAILABLE COMPENSATION	19
4.5	AMENDMENTS TO REDUCTION AUTHORIZATION	19
4.6	SUSPENSION OF 401(K) CONTRIBUTIONS	20
4.7	RESUMPTION OF 401(K) CONTRIBUTIONS	20
4.8	DELIVERY OF 401(K) CONTRIBUTIONS	20
4.9	VESTING OF 401(K) CONTRIBUTIONS	20

ARTICLE V AFTER-TAX AND ROLLOVER CONTRIBUTIONS		21

5.1	AFTER-TAX CONTRIBUTIONS	21
5.2	ROLLOVER CONTRIBUTIONS	21
5.3	DIRECT ROLLOVERS TO PLAN	21
5.4	RESTRICTIONS ON ROLLOVER CONTRIBUTIONS	22
5.5	VESTING OF AFTER-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS	22

ARTICLE VI EMPLOYER CONTRIBUTIONS		23

6.1	EMPLOYER CONTRIBUTIONS	23
6.2	CONTRIBUTION PERIOD	23

i

6.3	DISCRETIONARY CONTRIBUTIONS	23
6.4	ALLOCATION OF DISCRETIONARY CONTRIBUTIONS	23
6.5	QUALIFIED NONELECTIVE CONTRIBUTIONS	24
6.6	ALLOCATION OF QUALIFIED NONELECTIVE CONTRIBUTIONS	24
6.7	AMOUNT AND ALLOCATION OF MATCHING CONTRIBUTIONS	25
6.8	VERIFICATION OF AMOUNT OF EMPLOYER CONTRIBUTIONS BY THE SPONSOR	25
6.9	PAYMENT OF EMPLOYER CONTRIBUTIONS	25
6.10	ALLOCATION REQUIREMENTS FOR EMPLOYER CONTRIBUTIONS	26
6.11	EXCEPTIONS TO ALLOCATION REQUIREMENTS FOR EMPLOYER CONTRIBUTIONS	26
6.12	VESTING OF EMPLOYER CONTRIBUTIONS	26
6.13	FORFEITURES TO REDUCE EMPLOYER CONTRIBUTIONS	26

ARTICLE VII LIMITATIONS ON CONTRIBUTIONS		27

7.1	DEFINITIONS	27
7.2	CODE SECTION 402(G) LIMIT	30
7.3	DISTRIBUTION OF “EXCESS DEFERRALS”	31
7.4	DETERMINATION OF INCOME OR LOSS	31
7.5	DEEMED SATISFACTION OF THE LIMITATIONS ON 401(K) CONTRIBUTIONS AND MATCHING CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES	31
7.6	NOTICE REQUIREMENTS FOR MATCHING CONTRIBUTIONS	33
7.7	CODE SECTION 415 LIMITATIONS ON CREDITING OF CONTRIBUTIONS AND FORFEITURES	33
7.8	APPLICATION OF CODE SECTION 415 LIMITATIONS WHERE PARTICIPANT IS COVERED UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN	34
7.9	SCOPE OF LIMITATIONS	35

ARTICLE VIII TRUST FUNDS AND ACCOUNTS		36

8.1	GENERAL FUND	36
8.2	INVESTMENT FUNDS	36
8.3	LOAN INVESTMENT FUND	36
8.4	INCOME ON TRUST	36
8.5	ACCOUNTS	37
8.6	SUB-ACCOUNTS	37

ARTICLE IX LIFE INSURANCE CONTRACTS		38

9.1	NO LIFE INSURANCE CONTRACTS	38

ARTICLE X DEPOSIT AND INVESTMENT OF CONTRIBUTIONS		39

10.1	FUTURE CONTRIBUTION INVESTMENT ELECTIONS	39
10.2	DEPOSIT OF CONTRIBUTIONS	39
10.3	ELECTION TO TRANSFER BETWEEN FUNDS	39

10.4	VOTING AND TENDERING EMPLOYER STOCK	40

ARTICLE XI CREDITING AND VALUING ACCOUNTS		42

11.1	CREDITING ACCOUNTS	42
11.2	VALUING ACCOUNTS	42
11.3	PLAN VALUATION PROCEDURES	42
11.4	UNIT ACCOUNTING PERMITTED	43
11.5	NOTIFICATION	43

ARTICLE XII LOANS		44

12.1	APPLICATION FOR LOAN	44
12.2	COLLATERAL FOR LOAN	44
12.3	REDUCTION OF ACCOUNT UPON DISTRIBUTION	45
12.4	LEGAL REQUIREMENTS APPLICABLE TO PLAN LOANS	45
12.5	ADMINISTRATION OF LOAN INVESTMENT FUND	47
12.6	DEFAULT	48
12.7	DEEMED DISTRIBUTION UNDER CODE SECTION 72(P)	48
12.8	TREATMENT OF OUTSTANDING BALANCE OF LOAN DEEMED DISTRIBUTED UNDER CODE SECTION 72(P)	48
12.9	SPECIAL RULES APPLICABLE TO LOANS	49
12.10	PRIOR LOANS	50

ARTICLE XIII WITHDRAWALS WHILE EMPLOYED		51

13.1	NON-HARDSHIP WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS	51
13.2	NON-HARDSHIP WITHDRAWALS OF ROLLOVER CONTRIBUTIONS	51
13.3	NON-HARDSHIP WITHDRAWALS OF RESTRICTED CONTRIBUTIONS	51
13.4	OVERALL LIMITATIONS ON NON-HARDSHIP WITHDRAWALS	51
13.5	HARDSHIP WITHDRAWALS	52
13.6	HARDSHIP DETERMINATION	52
13.7	SATISFACTION OF NECESSITY REQUIREMENT FOR HARDSHIP WITHDRAWALS	53
13.8	CONDITIONS AND LIMITATIONS ON HARDSHIP WITHDRAWALS	53
13.9	ORDER OF WITHDRAWAL FROM A PARTICIPANT’S SUB-ACCOUNTS	54

ARTICLE XIV TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE		55

14.1	TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE	55

ARTICLE XV DISTRIBUTIONS		56

15.1	DISTRIBUTIONS TO PARTICIPANTS	56
15.2	DISTRIBUTIONS TO BENEFICIARIES	56
15.3	CODE SECTION 401(A)(9) REQUIREMENTS	56
15.4	CASH OUTS AND PARTICIPANT CONSENT	58
15.5	REQUIRED COMMENCEMENT OF DISTRIBUTION	58
15.6	REEMPLOYMENT OF A PARTICIPANT	58

15.7	RESTRICTIONS ON ALIENATION	59
15.8	FACILITY OF PAYMENT	59
15.9	INABILITY TO LOCATE PAYEE AND NON-NEGOTIATED CHECKS	59
15.10	DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS	60

ARTICLE XVI FORM OF PAYMENT		61

16.1	APPLICABILITY	61
16.2	FORM OF PAYMENT	61
16.3	DIRECT ROLLOVER	61
16.4	NOTICE REGARDING FORM OF PAYMENT	62
16.5	DISTRIBUTION IN THE FORM OF EMPLOYER STOCK	63

ARTICLE XVII BENEFICIARIES		64

17.1	DESIGNATION OF BENEFICIARY	64
17.2	SPOUSAL CONSENT REQUIREMENTS	64
17.3	REVOCATION OF BENEFICIARY DESIGNATION UPON DIVORCE	65

ARTICLE XVIII ADMINISTRATION		66

18.1	POWERS AND DUTIES OF ADMINISTRATIVE COMMITTEE	66
18.2	POWERS AND DUTIES OF THE INVESTMENT COMMITTEE	67
18.3	DISCRETIONARY AUTHORITY	68
18.4	ACTION OF THE SPONSOR	68
18.5	CLAIMS REVIEW PROCEDURE	68
18.6	SPECIAL RULES APPLICABLE TO CLAIMS RELATED TO INVESTMENT ERRORS	70
18.7	EXHAUSTION OF REMEDIES	70
18.8	QUALIFIED DOMESTIC RELATIONS ORDERS	70
18.9	INDEMNIFICATION	70
18.10	PRUDENT MAN STANDARD OF CARE	71
18.11	ACTIONS BINDING	71

ARTICLE XIX AMENDMENT AND TERMINATION		72

19.1	AMENDMENT BY PLAN SPONSOR	72
19.2	AMENDMENT BY VOLUME SUBMITTER PRACTITIONER	72
19.3	LIMITATION ON AMENDMENT	73
19.4	TERMINATION	73
19.5	INABILITY TO LOCATE PAYEE ON PLAN TERMINATION	74
19.6	REORGANIZATION	75
19.7	WITHDRAWAL OF AN EMPLOYER	75

ARTICLE XX ADOPTION BY OTHER ENTITIES		76

20.1	ADOPTION BY RELATED COMPANIES	76
20.2	EFFECTIVE PLAN PROVISIONS	76

ARTICLE XXI MISCELLANEOUS PROVISIONS		77

21.1	NO COMMITMENT AS TO EMPLOYMENT	77
21.2	BENEFITS	77
21.3	NO GUARANTEES	77
21.4	EXPENSES	77
21.5	PRECEDENT	77
21.6	DUTY TO FURNISH INFORMATION	78
21.7	MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS	78
21.8	CONDITION ON EMPLOYER CONTRIBUTIONS	78
21.9	RETURN OF CONTRIBUTIONS TO AN EMPLOYER	78
21.10	VALIDITY OF PLAN	79
21.11	TRUST AGREEMENT	79
21.12	PARTIES BOUND	79
21.13	APPLICATION OF CERTAIN PLAN PROVISIONS	79
21.14	MERGED PLANS	79
21.15	TRANSFERRED FUNDS	80
21.16	VETERANS REEMPLOYMENT RIGHTS	80
21.17	DELIVERY OF CASH AMOUNTS	80
21.18	WRITTEN COMMUNICATIONS	80
21.19	TRUST TO TRUST TRANSFER	80
21.20	PLAN CORRECTION PROCEDURES	81
21.21	NOTIFICATION OF ADDRESSES	81
21.22	INSTRUCTIONS AND ELECTIONS	82

ARTICLE XXII TOP-HEAVY PROVISIONS		83

22.1	DEFINITIONS	83
22.2	APPLICABILITY	84
22.3	MINIMUM EMPLOYER CONTRIBUTION	85
22.4	EXCLUSION OF COLLECTIVELY-BARGAINED EMPLOYEES	85

ADDENDUM		87

PPA, HEART, AND WRERA COMPLIANCE APPENDIX		91

415 COMPLIANCE APPENDIX		95

v

PREAMBLE

The Tellabs 401(k) Plan (“Plan”) sponsored by Tellabs Operations, Inc., originally effective as of January 1, 1983 and previously known as the Tellabs Profit Sharing and Savings Plan, is hereby amended and restated in its entirety. This amendment and restatement shall be effective as of January 1, 2009. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a), and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k). The Plan is maintained for the exclusive benefit of Eligible Employees and their Beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date. Any provision of the Plan that restricted or limited withdrawals, loans, or other distributions, or otherwise required separate accounting with respect to any portion of a Participant’s Account immediately prior to the later of the effective date of this amendment and restatement or the date this amendment and restatement is adopted and the elimination of which would adversely affect the qualification of the Plan under Code Section 401(a) shall continue in effect with respect to such portion of the Participant’s Account as if fully set forth in this amendment and restatement.

Effective as of April 1, 2006 (the “spin-off date”), accounts under the Tellabs Retirement Plan (the “spin-off plan”) that were attributable to money purchase plan contributions made under the “spin-off plan” were spun off from the “spin-off plan” and transferred to and made a part of the Plan. Unless otherwise noted herein, the Addendum shall govern the portion of Participants’ Accounts attributable to Money Purchase Contributions.

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1	Plan Definitions

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

An “Account” means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

An “Acquired Employer” means an entity which is acquired by or merged with the Sponsor or a Related Company.

The “Administrative Committee” means the Plan committee with the powers and duties set forth in Article XVIII. The Administrative Committee is the named fiduciary of the Plan.

The “Administrator” means the Administrative Committee.

An “After-Tax Contribution” means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to January 1, 1994.

The “Beneficiary” of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

A Participant’s “Benefit Payment Date” means: (i) if a Participant has a Money Purchase Contribution Sub-Account and payment is made through the purchase of an annuity, the first day of the first period for which the annuity is payable from the Money Purchase Contribution Sub-Account; or (ii) if payment is made in any other form, the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

A “Catch-Up 401(k) Contribution” means any 401(k) Contribution made on behalf of a Participant that is in excess of an applicable Plan limit and is made pursuant to, and is intended to comply with, Code Section 414(v).

The “Code” means the Internal Revenue Code of 1986, as amended from time to time and regulations promulgated thereunder. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The “Company” means Tellabs, Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

The “Company Stock” means the common stock, $.01 par value per share of Tellabs, Inc., or any other equity securities of the Company designated by the Investment Committee.

The “Compensation” of a Participant for any period means his wages, salaries, fees for professional service, and all other amounts received for personal services actually rendered in the course of employment with an Employer paid to him for such period for services as an Employee, including: (i) amounts described in Code Section 104(a)(3), 105(a), or 105(h), but only to the extent that they are includible in the gross income of the Participant; and (ii) the amount includible in the gross income of the Participant upon making the election described in Code Section 83(b) with respect to property transferred to the Participant by the Employer.

Notwithstanding the foregoing, Compensation shall not include the following:

•

contributions made by the Participant’s Employer to a plan of deferred compensation to the extent that, before application of the limitations of Code Section 415 to such plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed;

•	contributions made by the Employer to a simplified employee pension described in Code Section 408(k);

•

any distributions from a plan of deferred compensation (except amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includible in the gross income of the Participant);

•

amounts received from the exercise of a non-qualified stock option or when restricted stock held by the Participant becomes freely transferable or is no longer subject to substantial risk of forfeiture;

•	amounts received from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option;

•

any other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant);

•	reimbursements or other expense allowances;

•	fringe benefits;

•	all moving expenses;

•	welfare benefits;

•	the value of any qualified or non-qualified stock option granted to the Participant by his Employer to the extent such value is includible in the Participant’s taxable income;

•	education expenses;

•	income from participation in any stock purchase plan;

•	income from stock awards;

•	income from the exercise of stock appreciation rights;

•	dividends on restricted stock;

•	adjustments to wages for temporary assignments;

•	ex-pat assignment related expenses; and

•	any other extraordinary remuneration.

Compensation includes (i) any elective deferral, as defined in Code Section 402(g)(3), (ii) any amount contributed or deferred by the Employer at the Participant’s election which is not includable in the Participant’s gross income by reason of Code Section 125, 132(f)(4), or 457, and (iii) certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions. Such amounts shall be included in Compensation only to the extent that they would otherwise have been included in Compensation as defined above.

If a Participant’s employment terminates, Compensation does not include amounts received by the Participant following such termination except amounts paid within 2 1/2 months after severance from employment if such amounts (1) would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation or (2) are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($200,000 for Plan Years beginning in 2002, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

A “Contribution Period” means the period specified in Article VI for which Employer Contributions shall be made.

A “Covered Employee” means any Employee of an Employer.

Notwithstanding the foregoing, the term “Covered Employee” shall not include the following:

•

any individual with respect to whom an Employer does not withhold income or employment taxes and file Form W-2 (or any replacement Form) with the Internal Revenue Service because such individual has executed a contract, letter of agreement, or other document acknowledging his status as an independent contractor who is not entitled to benefits under the Plan or is otherwise not classified by his Employer as a common law employee, even if such individual is later adjudicated to be a common law employee of his Employer, unless and until the Employer extends coverage to such individual;

•	any Leased Employee;

•	any nonresident alien who does not receive United States source income;

•	any Self-Employed Individual;

•	any individual who is employed as an intern; and

•	any “limited term employee,” as defined below.

The term “Covered Employee” shall include any Employee who is covered by a collective bargaining agreement with the Employer only if and to the extent such collective bargaining agreement provides for coverage under the Plan.

For purposes of this definition, a “limited term employee” means any employee whose employment is on a temporary basis and who is classified as a limited term employee or a co-op employee in accordance with the records of his Employer.

A Participant shall be considered “Disabled” only if he is eligible to receive a benefit under his employer’s long term disability plan.

A “Discretionary Contribution” means any Employer Contribution made to the Plan at the discretion of the Sponsor’s Board of Directors after June 30, 2003 in accordance with the provisions of Sections 6.2 and 6.3.

The “Earned Income” of an individual means the net earnings from self employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the individual’s Employer to a qualified plan to the extent the contributions are deductible under Code Section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f).

An “Eligible Employee” means any Covered Employee who has met the eligibility requirements of Article III to participate in the Plan.

The “Eligibility Service” of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An “Employee” means any common law employee of an Employer or a Related Company, any Self-Employed Individual, and any Leased Employee.

An “Employer” means the Sponsor and any Related Entity which has adopted the Plan as may be provided under Article XX.

An “Employer Contribution” means the amount, if any, that an Employer contributes to the Plan on behalf of its Eligible Employees in accordance with the provisions of Article VI or Article XXII and that an Eligible Employee may not elect instead to receive in cash.

An “Enrollment Date” means each business day of the Plan Year coinciding with or immediately following the date the Covered Employee first satisfies the requirements of Section 3.1.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

A “401(k) Contribution” means any amount contributed to the Plan on behalf of a Participant that the Participant could elect to receive in cash, but that the Participant elects to have contributed to the Plan in accordance with the provisions of Article IV.

The “General Fund” means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

A “Highly Compensated Employee” means any Covered Employee who is a “highly compensated active employee” as defined hereunder.

A “highly compensated active employee” includes any Covered Employee who performs services for an Employer or any Related Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the “look back year” or (ii) received “compensation” from the Employers and Related Companies during the “look back year” in excess of the dollar amount in effect under Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $80,000 for “look back years” beginning in 1997, adjusted using as the base period the calendar quarter ending September 30, 1996) and was in the top paid group of Employees for the “look back year”. A Covered Employee is in the top paid group of Employees if he is in the top 20 percent of the Employees of his Employer and all Related Companies when ranked on the basis of compensation paid during the “look back year”.

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of Employees in the top paid group, shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

•	An Employee’s “compensation” means his “415 compensation” as defined in Section 7.1.

•	The “look back year” means the 12-month period immediately preceding the Plan Year.

An “Hour of Service” with respect to an Employee means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

The “Investment Committee” means the Plan committee with the powers and duties set forth in Article XVIII.

An “Investment Fund” means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

A “Leased Employee” means any person (other than an “excludable leased employee”) who performs services for an Employer or a Related Company (the “recipient”) (other than an employee of the “recipient”) pursuant to an agreement between the “recipient” and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the “recipient”. An “excludable leased employee” means any Leased Employee of the “recipient” who is (a) covered by a money purchase pension plan maintained by the “leasing organization” which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of “415 compensation” (as defined in Section 7.1), (ii) full and immediate vesting, and (iii) immediate participation by employees of the “leasing organization” or (b) performs substantially all of his services for the “leasing organization” or (c) whose compensation from the “leasing organization” in each Plan Year during the four-year period ending with the Plan Year is less than $1,000. Notwithstanding the foregoing, a person shall not be treated as an “excludable leased employee” if Leased Employees (including any individual who would otherwise be considered an “excludable leased employee”) constitute more than 20 percent of the “recipient’s” nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a Leased Employee by the “leasing organization” that are attributable to services performed for the “recipient” shall be treated as provided by the “recipient”.

Notwithstanding the foregoing, if any person who performed services for a “recipient” pursuant to an agreement between the “recipient” and the “leasing organization” becomes a Covered Employee, all service performed by such person for the “recipient” shall be treated as employment with an Employer as an Employee, even if performed on less than a full-time basis, for less than a full year, or while an “excludable leased employee.”

A “Matching Contribution” means any Employer Contribution made to the Plan on account of a Participant’s 401(k) Contributions as provided in Article VI, that is intended to meet the requirements of Code Section 401(k)(12)(B).

A “Money Purchase Contribution” means any employer contribution made to the Tellabs Retirement Plan, other than for retiree medical contributions, that was spun off and transferred to the Plan effective April 1, 2006. All Money Purchase Contributions were made prior July 1, 2003.

The “Normal Retirement Date” of an Employee means the date he attains age 65.

A “Participant” means any Employee or former Employee who has satisfied the requirements of Article III to become an Eligible Employee and who has an Account in the Trust.

The “Plan” means the Tellabs 401(k) Plan, as from time to time in effect.

A “Plan Year” means the 12-consecutive-month period ending each December 31.

A “Prior Employer Contribution” means any employer contribution (excluding “elective contributions” and “elective 401(k) contributions,” as defined in Section 7.1) made to one of the following plans prior to its merger into the Plan: (i) the Coherent Communications Systems Corporation Savings Incentive Plan; (ii) the Ocular Networks, Inc. 401(k) Plan; (iii) the Salix Technologies, Inc. 401(k) Plan; (iv) Vivace Networks Inc. 401(k) Retirement plan, (v) Advanced Fibre Communications 401(k) Savings Plan; and (vi) Vinci Systems, Inc. 401(k) Profit Sharing Plan.

A “Profit-Sharing Contribution” means the nonelective Employer Contributions made to the Plan prior to July 1, 2003 in accordance with provisions of the Plan that are no longer in effect.

A “Qualified Joint and Survivor Annuity” means, for a Participant with a Money Purchase Contribution Sub-Account, an immediate annuity payable at earliest retirement age under the Plan, as defined in regulations issued under Code Section 401(a)(11), that is payable for the life of a Participant with a survivor annuity payable for the life of the Participant’s “spouse” (as defined in Section 15.3) that is equal to 50 percent of the amount of the annuity payable during the joint lives of the Participant and his “spouse” (as defined in Section 15.3). No survivor annuity shall be payable to the Participant’s “spouse” (as defined in Section 15.3) under a Qualified Joint and Survivor Annuity if such “spouse” (as defined in Section 15.3) is not the same person who was the Participant’s “spouse” (as defined in Section 15.3) on his Benefit Payment Date. The Qualified Joint and Survivor Annuity shall be the actuarial equivalent of a Participant’s vested Money Purchase Contribution Sub-Account balance.

A “Qualified Nonelective Contribution” means any Employer Contribution made to the Plan as provided in Article VI that: (i) is allocated to an Eligible Employee’s account under any plan of an Employer or a Related Company that the Participant could not elect instead to receive in cash; (ii) is a qualified nonelective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder; (iii) is nonforfeitable when made; (iv) is distributable only as permitted in regulations issued under Code Section 401(k); and (v) may be taken into account to satisfy the limitations on 401(k) Contributions and/or Matching Contributions made by or on behalf of Highly Compensated Employees under Article VII.

A “Qualified Preretirement Survivor Annuity” means an annuity for a Participant with a Money Purchase Contribution Sub-Account payable for the life of a Participant’s surviving Spouse if the Participant dies prior to his Benefit Payment Date.

A “Related Company” means any corporation or business, other than an Employer, that would be aggregated with an Employer for a relevant purpose under Code Section 414, including members of an affiliated service group under Code Section 414(m), a controlled group of corporations under Code Section 414(b), or a group of trades of businesses under common control under Code Section 414(c) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) .

A Participant’s “Required Beginning Date” means the following:

•

for a Participant who is not a “five percent owner”, April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 1/2 or (ii) retirement.

•	for a Participant who is a “five percent owner”, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a “five percent owner” if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a “five percent owner” hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

A “Rollover Contribution” means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

A “Self-Employed Individual” means any individual who has Earned Income for the taxable year from the trade or business with respect to which the Plan is established or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

“Service” means the period credited to an Eligible Employee or Participant for purposes of determining the level of a Participant’s nonforfeitable benefits under this Plan. A Participant’s or Eligible Employee’s Service shall be the period beginning on his Employment Commencement Date (or Re-employment Commencement Date, if applicable) and ending on his Termination Date, computed in accordance with the following rules:

(a)	Special Definitions.

(i)	“Employment Commencement Date” means the date an employee first performs an Hour of Service.

(ii)	“Termination Date” means the earlier of:

(A)	The date on which an employee quits, retires, is discharged or dies; or

(B)	The first anniversary of the first day of a period in which an employee remains absent from service (with or without pay) for any reason other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff, except that this clause (B) shall not apply to an employee on leave of absence for service in the United States armed forces or the Family and Medical Leave Act of 1993.

(iii)	“Re-employment Commencement Date” means the date on which an employee first performs an Hour of Service following a Period of Severance.

(iv)	“Period of Severance” means the period beginning on an employee’s Termination Date and ending on his Re-employment Commencement Date.

(v)	“Year of Service” means each full year (on the basis that 365 days equal a full year) in the employee’s period of Service.

(b)	Aggregation Rule. All of an employee’s periods of Service with any Affiliate shall be aggregated on the basis that 365 days equal a full year, except that if an employee has a Period of Severance of five years or more:

(i)	The prior period of Service shall be disregarded unless: (A) his Retirement Account was nonforfeitable at the time the Period of Severance began; or (B) the Period of Severance is less than the prior period of Service; and

(ii)	Any period of Service after such Period of Severance shall be disregarded in determining the vested percentage of his Retirement Account which accrued before the Period of Severance.

(c)	Service Spanning Rule. If an employee’s Re-employment Commencement Date occurs within 12 months after his Termination Date, his Service shall include the intervening Period of Severance.

(d)	Service with Predecessor and Related Employers. An employee’s period of service,

(i)	with another employer before the acquisition of that employer’s business by the Employer shall, to the extent provided in the agreement pertaining to such acquisition or as approved by the Board of Directors, be included in his Service to the same extent as if such service was performed for the Employer, provided however, that in no event shall any service prior to January 6, 1975 be deemed Service hereunder; and

(ii)	with any employer while such employer is an affiliate shall be included in his Service to the same extent as if such service was performed for the Employer, provided however, that in no event shall any service prior to January 6, 1975 be deemed Service hereunder.

(e)	Recognition of Services under Salix Plan and Coherent Plan. Solely with respect to former Salix Participants, Coherent Participants and Ocular Participants, each such Participant’s period of service shall include such period or periods of employment previously credited to that Participant under the Salix Plan, Coherent Plan or Ocular Plan, as applicable; provided, however, that in no event shall any service prior to January 6, 1975 be deemed Service hereunder.

The “Settlement Date” of a Participant means the date on which a Participant’s interest under the Plan becomes distributable in accordance with Article XIV because he is no longer an Employee due to a severance from employment for any reason, voluntary or involuntary.

A “Single Life Annuity” means an annuity payable for the life of a Participant who has a Money Purchase Contribution Sub-Account. Such annuity shall have an actuarial value equal to at least the balance of such Participant’s Money Purchase Contribution Sub-Account

The “Sponsor” means Tellabs Operations, Inc., its predecessor, or any successor thereto which acquires substantially all of its assets.

A Participant’s “Spouse” means the person to whom the Participant is legally married in accordance with the laws of the State of Illinois.

A “Sub-Account” means any of the individual sub-accounts of a Participant’s Account that is maintained as provided in Article VIII.

The “Tellabs Stock Fund” is the Investment Fund described in Section 8.2.

A “Transfer Contribution” means any amount transferred to the Plan on an Employee’s behalf directly from another qualified plan pursuant to a trust to trust transfer as provided in Section 21.19.

A “True Up Matching Contribution” means any Matching Contribution made to the Plan for a Plan Year that when aggregated with the Matching Contributions made on a Participant’s behalf during the Plan Year will provide Matching Contributions at the maximum rate specified in the Plan taking into account the Participant’s 401(k) Contributions and Compensation for the full Plan Year.

The “Trust” means the trust established under the direction of the Investment Committee including without limitation, custodial accounts, annuity contracts, or insurance contracts maintained by the Trustee under the Trust Agreement.

The “Trust Agreement” means any agreement or agreements entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 401.

The “Trustee” means the trustee or any successor trustee designated by the Investment Committee, which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A “Trust Fund” means any fund maintained under the Trust by the Trustee.

A “Valuation Date” means the date or dates the market is open designated by the Sponsor and communicated in writing to the Trustee for the purpose of valuing the General Fund and each Investment Fund and adjusting Accounts and Sub-Accounts hereunder, which dates need not be uniform with respect to the General Fund, each Investment Fund, Account, or Sub-Account; provided, however, that the General Fund and each Investment Fund shall be valued and each Account and Sub-Account shall be adjusted no less often than once quarterly. The “valuation date” with respect to any “determination date,” as used in Section 22.1, means the most recent Valuation Date occurring within the 12-month period ending on the Determination Date.

The “Vesting Service” of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2	Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II

SERVICE

2.1	Crediting of Hours of Service

An Employee shall be credited with an Hour of Service for each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or any Related Company. Hours of Service shall not be credited for employment with a corporation or business prior to January 6, 1975.

2.2	Eligibility Service

Because there are no Eligibility Service requirements to participate in the Plan, there shall be no Eligibility Service credited under the Plan.

2.3	Vesting Service

Because contributions to the Plan are always 100 percent vested, there shall be no Vesting Service credited under the Plan.

ARTICLE III

ELIGIBILITY

3.1	Eligibility

Each person who was a Participant on March 31, 2006 shall continue as such under this restatement and amendment, subject to the provisions of the Plan.

Each Covered Employee who was an Eligible Employee immediately prior to January 1, 2009 shall continue to be an Eligible Employee on January 1, 2009.

Each other Employee shall become an Eligible Employee as of the applicable Enrollment Date upon satisfying all of the following requirements:

(a)	he is a Covered Employee; and

(b)	he has attained age 18.

3.2	Transfers of Employment

If an Employee is transferred directly from employment with an Employer or with a Related Company in a capacity other than as a Covered Employee to employment as a Covered Employee, he shall become an Eligible Employee as of the later of the date he is so transferred or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had been a Covered Employee for his entire period of employment with the Employer or Related Company.

3.3	Reemployment

If a person who terminated employment with an Employer and all Related Companies is reemployed as a Covered Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. If such person was not an Eligible Employee prior to his termination of employment, but had satisfied the requirements of Section 3.1 prior to such termination, he shall become an Eligible Employee as of the later of the date he is reemployed or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had continued employment as a Covered Employee. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4	Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5	Persons from Acquired Employers

Persons who become Employees because they are employed by Acquired Employers will become Eligible Employees on the later of (a) the date indicated in the acquisition agreement or (b) the date designated by the Administrator.

3.6	Leaves of Absence

An employee shall be credited with 45 Hours of Service for each full week the employee is on a leave of absence, including, but not limited to a leave of absence required to be recognized under the provisions of the Retirement Equity Act of 1984 or the Family and Medical Leave Act of 1993, if he is not otherwise credited with such Hours of Service, provided that other than with respect to a leave of absence for service in the United States armed forces, not more than 501 Hours of Service shall be credited with respect to any continuous period of leave of absence. Any leave of absence under this Section 3.6 must be granted in writing and pursuant to the Employer’s established leave policy, which shall be administered in a uniform and nondiscriminatory manner to similarly situated employees.

3.7	Effect and Duration

Upon becoming an Eligible Employee, a Covered Employee shall be entitled to make 401(k) Contributions to the Plan in accordance with the provisions of Article IV and receive allocations of Employer Contributions in accordance with the provisions of Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan. A person shall continue as an Eligible Employee eligible to make 401(k) Contributions to the Plan and to participate in allocations of Employer Contributions only so long as he continues employment as a Covered Employee.

ARTICLE IV

401(k) CONTRIBUTIONS

4.1	401(k) Contributions

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have 401(k) Contributions made to the Plan on his behalf by his Employer as hereinafter provided on any Enrollment Date. An Eligible Employee’s election shall include his authorization for his Employer to reduce his Compensation and to make 401(k) Contributions on his behalf to such Eligible Employee’s 401(k) Contributions Sub-Account. An Eligible Employee who elects to have 401(k) Contributions made to the Plan may change his election by amending his reduction authorization as prescribed in Section 4.5 of this Article IV on any Enrollment Date. An Eligible Employee is responsible for verifying the 401(k) Contributions made (or not made) by the Employer are consistent with his contribution election.

401(k) Contributions on behalf of an Eligible Employee shall commence as soon as administratively practicable on or after the Enrollment Date on which he first becomes eligible to participate.

An Eligible Employee who does not make a timely election to have 401(k) Contributions made to the Plan as of the first Enrollment Date he becomes eligible to participate shall be deemed to have elected a 0% reduction and may only change such deemed election pursuant to the provisions of this Article for amending reduction authorizations.

4.2	Amount of 401(k) Contributions

The amount of 401(k) Contributions to be made each payroll period on behalf of an Eligible Employee by his Employer shall be a percentage, expressed in the increments prescribed by the Administrator, of the Eligible Employee’s Compensation of not less than 1 percent nor more than 50 percent. In the event an Eligible Employee elects to have his Employer make 401(k) Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization until he meets: (i) the compensation limit in Code Sections 401(a)(17)(B) and 415(d) ($245,000 for the 2009 Plan Year); or (ii) the dollar limitation in effect under Code Section 402(g) for such Plan Year ($16,500 for the 2009 Plan Year). If an Eligible Employee’s 401(k) Contributions are stopped as a result of meeting such dollar limit, his 401(k) Contributions will resume at the same elected percentage as of the first payroll period of the next Plan Year. In no event shall an Eligible Employee’s 401(k) Contributions during any Plan Year exceed the dollar limitation in effect under the Section 402(g) for such Plan Year as established at the beginning of such Plan Year.

Contributions made under Section 21.16 shall be subject to such limitation for the year to which they relate instead of the year they are actually made

4.3	Catch-Up 401(k) Contributions

An Eligible Employee who is or will be age 50 or older by the end of the taxable year may make Catch-Up 401(k) Contributions to the Plan in excess of the limits otherwise applicable to 401(k) Contributions under the Plan, but not in excess of the dollar limit in effect under Code Section 414(v)(2)(B)(i) for the taxable year ($5,000 for 2006). Otherwise applicable limits that do not apply to Catch-Up 401(k) Contributions include, but are not limited to, the percentage of Compensation limit specified in Section 4.2, the Code Section 402(g) limit described in Article VII, and the Code Section 415 limit on annual additions described in Article VII.

If the percentage of Compensation limit specified in Section 4.2 changes during the Plan Year, the applicable limit under Section 4.2 for purposes of determining Catch-Up 401(k) Contributions for an Eligible Employee for such Plan Year shall be the sum of the dollar amounts of the limits applicable to the Eligible Employee for each portion of the Plan Year.

4.4	Contributions Limited to Effectively Available Compensation

Notwithstanding any other provision of the Plan or of an Eligible Employee’s salary reduction authorization, in no event will 401(k) Contributions, including Catch-Up 401(k) Contributions, be made for a payroll period in excess of an Eligible Employee’s “effectively available” Compensation. Effectively available Compensation means the Compensation remaining after all other required amounts have been withheld, e.g., tax withholding, withholding for contributions to a cafeteria plan under Code Section 125, etc.

4.5	Amendments to Reduction Authorization

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as 401(k) Contributions on any Enrollment Date. An Eligible Employee may amend his reduction authorization on any Enrollment Date. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV. 401(k) Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing with Compensation paid to the Eligible Employee as soon as administratively practicable after the date such amendment is received by Administrator, until otherwise altered or terminated in accordance with the Plan.

4.6	Suspension of 401(k) Contributions

An Eligible Employee on whose behalf 401(k) Contributions are being made may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by submitting a reduction authorization changing his contribution election to zero on any Enrollment Date. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee as soon as administratively practicable after the Administrator’s receipt of such reduction authorization and shall remain in effect until 401(k) Contributions are resumed as hereinafter set forth

4.7	Resumption of 401(k) Contributions

An Eligible Employee who has voluntarily suspended his 401(k) Contributions may elect to have such contributions resumed by submitting a reduction authorization changing his contribution election. An Eligible Employee may make such election on any Enrollment Date. Any new election shall take effect commencing with Compensation paid to such Eligible Employee as soon as administratively practicable after the Administrator’s receipt of such reduction authorization.

4.8	Delivery of 401(k) Contributions

As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all 401(k) Contributions attributable to such amounts to such Eligible Employee’s 401(k) Contributions Sub-Account.

In no event shall an Employer deliver 401(k) Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the 401(k) Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

4.9	Vesting of 401(k) Contributions

A Participant’s vested interest in his 401(k) Contributions Sub-Account shall be at all times 100 percent.

ARTICLE V

AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1	After-Tax Contributions

Eligible Employees are not currently permitted to make After-Tax Contributions to the Plan. However, the Plan includes assets attributable to After-Tax Contributions made to the Plan prior to January 1, 1994. Such past After-Tax Contributions will be held in an Eligible Employee’s After-Tax Contributions Sub-Account.

5.2	Rollover Contributions

Subject to any restrictions contained in this Article, a Covered Employee who is eligible to receive an “eligible rollover distribution,” within the meaning of Code Section 402(c)(4), may elect to make a direct Rollover Contribution to the Plan. The Administrator may require a Covered Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to a qualified retirement plan. A Covered Employee shall make a Rollover Contribution to the Plan by causing to be delivered to the Trustee the cash that constitutes the Rollover Contribution amount.

Any Rollover Contribution permitted under the provisions of this Section will be held in an Eligible Employee’s Rollover Contributions Sub-Account. If the Administrator determines after a Rollover Contribution has been made that such Rollover Contribution did not in fact meet the requirements for a direct rollover set forth in the Plan, the amount of such Rollover Contribution and any earnings thereon shall be returned to the Employee.

A Covered Employee who makes a Rollover Contribution to the Plan before becoming an Eligible Employee in accordance with the provisions of Article III shall be treated as a Participant for purposes of his Rollover Contributions.

5.3	Direct Rollovers to Plan

The Plan will accept “eligible rollover distributions” that are rolled over directly to the Plan (“direct rollovers”) from the following:

•	a qualified plan described in Code Section 401(a) or 403(a), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions;

•	an annuity contract described in Code Section 403(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions; and

•	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

5.4	Restrictions on Rollover Contributions

Rollover Contributions to the Plan are subject to the following:

•	the Plan shall not accept a Rollover Contribution of any promissory note attributable to a plan loan.

5.5	Vesting of After-Tax Contributions and Rollover Contributions

A Participant’s vested interest in his After-Tax Contributions Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100 percent.

ARTICLE VI

EMPLOYER CONTRIBUTIONS

6.1	Employer Contributions

Subject to the right reserved to the Sponsor to alter, amend or discontinue this Plan and the Trust, each Employer shall for each Plan Year contribute to the Trust fund an amount equal to the sum of:

(a)	the 401(k) Contributions for each Eligible Employee who elects to defer;

(b)	the Matching Contributions for each Eligible Employee who elects to defer;

(c)	the Discretionary Contribution (if approved by the Board of Directors); plus

(d)	Qualified Nonelective Contributions (if necessary).

6.2	Contribution Period

The Contribution Periods for Employer Contributions shall be as follows:

(a)	The Contribution Period for Matching Contributions is each payroll period.

(b)	The Contribution Period for Qualified Nonelective Contributions under the Plan is each Plan Year.

(c)	The Contribution Period for purposes of allocating Discretionary Contributions under the Plan is each Plan Year.

6.3	Discretionary Contributions

Each Plan Year, an Employer may, in its discretion, make a Discretionary Contribution to the Plan for the Contribution Period in a percentage of Compensation determined by the Board of Directors of the Sponsor, if any.

6.4	Allocation of Discretionary Contributions

Any Discretionary Contribution made by an Employer for a Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Discretionary Contributions described in this Article. Each Eligible Employee shall receive the designated percentage of Compensation approved by the Sponsor’s Board of Directors.

Notwithstanding any other provision of the Plan to the contrary, Compensation earned by an Eligible Employee during a Contribution Period, but prior to the date on which the Employee first became an Eligible Employee shall be excluded in determining the Eligible Employee’s allocable share of any Discretionary Contribution made for the Contribution Period.

6.5	Qualified Nonelective Contributions

An Employer may designate any portion or all of its Discretionary Contribution as a Qualified Nonelective Contribution; provided, however, that the amount designated by the Employer as a Qualified Nonelective Contribution shall not exceed the “QNEC limit” described below. Discretionary Contributions that are designated as Qualified Nonelective Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.

Each Employer, in its discretion, may also make a separate Qualified Nonelective Contribution to the Plan for the Contribution Period in an amount determined by the Administrator. Any such separate Qualified Nonelective Contribution shall be allocated as provided in the following Section.

6.6	Allocation of Qualified Nonelective Contributions

Any Qualified Nonelective Contribution made by an Employer for a Contribution Period shall be allocated among those Eligible Employees during the Contribution Period who: (i) have met the allocation requirements for Qualified Nonelective Contributions described in this Article; (ii) are not Highly Compensated Employees for the Contribution Period; and (iii) are designated by the Administrator. The allocable share of each such Eligible Employee shall be a percentage, which need not be uniform with respect to each such Eligible Employee, of his “test compensation” (as defined in Section 7.1) for the Contribution Period. In no event shall the allocable share of an Eligible Employee in the Qualified Nonelective Contribution exceed the “QNEC limit” described below.

For purposes of this Article, the “QNEC limit” means the product of the Eligible Employee’s “test compensation” for the Plan Year multiplied by the greater of 5 percent or two times the Plan’s “representative contribution rate”.

The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any Eligible Employee who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all Eligible Employees who are not Highly Compensated Employees for the Plan Year or (ii) the group of all Eligible Employees who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Related Company on the last day of the Plan Year, whichever results in the greater amount. An Eligible Employee’s “applicable contribution rate” for purposes of calculating his “deferral percentage” means (i) the sum of the Eligible Employee’s Qualified Matching Contributions included in calculating his “deferral percentage” and the Qualified Nonelective Contributions allocated to the Eligible Employee for the Plan Year (ii) divided by the Eligible Employee’s “test compensation” for the Plan Year.

6.7	Amount and Allocation of Matching Contributions

Each Employer shall make a Matching Contribution on behalf of each of its Eligible Employees during the Contribution Period who has made 401(k) Contributions and/or Catch-Up 401(k) Contributions for such Contribution Period. The amount of the Matching Contribution shall be equal to 100 percent of the first 4 percent of the Eligible Employee’s Compensation that he contributes to the Plan as 401(k) Contributions and/or Catch-Up 401(k) Contributions.

In addition, at the end of each Plan Year, an Employer shall make a True Up Matching Contribution on behalf of each of its Eligible Employees who during such Plan Year has met the allocation requirements for True Up Matching Contributions described in this Article. Such True Up Matching Contribution shall be in the amount which, when aggregated with the Matching Contributions made with respect to Contribution Periods within such Plan Year, will provide the maximum Matching Contribution specified above with respect to the Eligible Employee’s 401(k) Contributions, Catch-Up 401(k) Contributions, and Compensation for the full Plan Year.

Notwithstanding any other provision of the Plan to the contrary, Compensation earned by an Eligible Employee during the Contribution Period, but prior to the date on which the Employee first became an Eligible Employee shall be excluded in determining the amount of the Matching Contribution made on behalf of such Eligible Employee.

6.8	Verification of Amount of Employer Contributions by the Sponsor

The Administrator shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Administrator shall determine the portion of the Employer Contribution to be made by each Employer with respect to a Covered Employee who transfers from employment with one Employer as a Covered Employee to employment with another Employer as a Covered Employee.

6.9	Payment of Employer Contributions

Employer Contributions made for a Contribution Period shall be paid in cash to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year. In no event, however, shall the Matching Contribution with respect to 401(k) Contributions made during a Plan Year quarter be contributed later than the last day of the immediately following Plan Year quarter.

6.10	Allocation Requirements for Employer Contributions

An Eligible Employee shall be eligible to receive an allocation of Employer Contributions under this Article only if he satisfies any requirements specified in the applicable contribution Section and also meets the requirements of this Section.

(a)	A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Discretionary Contributions for such Contribution Period only if he is employed as a Covered Employee on the last day of the Contribution Period.

(b)	A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Qualified Nonelective Contributions for such Contribution Period.

(c)	A person who was an Eligible Employee at any time during a Contribution Period and elected to defer into the Plan shall be eligible to receive an allocation of Matching Contributions for such Contribution Period.

(d)	A person who was an Eligible Employee at any time during a Contribution Period and elected to defer into the Plan shall be eligible to receive an allocation of True Up Matching Contributions for such Contribution Period.

6.11	Exceptions to Allocation Requirements for Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the last day allocation requirement described above shall not apply to an Employee who terminates employment during the Contribution Period on or after his Normal Retirement Date or because of death or Disability.

6.12	Vesting of Employer Contributions

A Participant’s vested interest in his Employer Contributions Sub-Account, including his Money Purchase Contributions, his Profit-Sharing Contributions, and his Prior Employer Contributions Sub-Accounts, if any, shall be at all times 100 percent

6.13	Forfeitures to Reduce Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures occurring during the Plan Year or any prior Plan Year that are not used to pay Plan expenses and that are applied against Employer Contributions as provided in Article VII.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS

7.1	Definitions

For purposes of this Article, the following terms have the following meanings:

The “annual addition” with respect to a Participant for a “limitation year” means the sum of the following amounts allocated to the Participant for the “limitation year”:

(a)	all Employer Contributions allocated to the Participant’s account under any qualified defined contribution plan maintained by an Employer or a Related Company, including “elective contributions” and amounts attributable to forfeitures applied to reduce the employer’s contribution obligation, but excluding “catch-up contributions”;

(b)	all “employee contributions” allocated to the Participant’s account under any qualified defined contribution plan maintained by an Employer or a Related Company or any qualified defined benefit plan maintained by an Employer or a Related Company if separate accounts are maintained under the defined benefit plan with respect to such employee contributions;

(c)	all forfeitures allocated to the Participant’s account under any qualified defined contribution plan maintained by the Employer or a Related Company;

(d)	all amounts allocated to an individual medical benefit account, as described in Code Section 415(l)(2), established for the Participant as part of a pension or annuity plan maintained by the Employer or a Related Company;

(e)	if the Participant is a key employee, as defined in Code Section 419A(d)(3), all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits allocated to the Participant’s separate account under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Company; and

(f)	all allocations to the Participant under a simplified employee pension.

A “catch-up contribution” means any elective deferral, as defined in Code Section 414(v)(2)(C), that is treated as a catch-up contribution in accordance with the provisions of Code Section 414(v).

An “elective contribution” means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. For purposes of applying the limitations described in this Article VII, the term “elective contribution” includes designated Roth contributions and excludes “catch-up contributions”.

An “elective 401(k) contribution” means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k) including a designated Roth contribution. For purposes of applying the limitations described in this Article VII, the term “elective 401(k) contribution” excludes “catch-up contributions”.

An “employee contribution” means any employee after-tax contribution allocated to an Eligible Employee’s account under any qualified plan of an Employer or a Related Company.

An “excess deferral” with respect to a Participant means that portion of a Participant’s 401(k) Contributions, excluding Catch-Up 401(k) Contributions, for his taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or a Related Company and excluding any “catch-up contributions”), would exceed the dollar limit imposed under Code Section 402(g) as in effect on January 1 of the calendar year in which such taxable year begins and is includible in the Participant’s gross income under Code Section 402(g).

The “415 compensation” of a Participant for any “limitation year” means the Participant’s remuneration for services, including (A) his wages, salaries, fees for professional service, and all other amounts received (without regard to whether such amounts are paid in cash) for personal services actually rendered in the course of employment with an Employer or a Related Company, to the extent the amounts would have been received and includible in gross income, including, but not limited to, commissions paid to salesperson, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulations Section 1.62-2(c), (B) in case of a Participant who is an employee within the meaning of Code Section 401(c)(1), the Participant’s earned income, as described in Code Section 401(c)(2) and regulations issued thereunder, (C) amounts described in Code Section 104(a)(3), 105(a), or 105(h), but only to the extent such amounts are includible in the gross income of the Participant, (D) amounts paid or reimbursed by the Employer or a Related Company for moving expenses incurred by the Participant, but only to the extent it is reasonable to believe the amounts are not deductible by the Participant under Code Section 217, (E) the value of a non-statutory option (an option other than a statutory option, as defined in Treasury Regulations Section 1.421-1(b)) granted to the Participant by the Employer or a Related Company, but only to the extent that the value of the option is includible in the gross income of the Participant for the taxable year in which granted, (F) amounts includible in the gross income of the Participant upon making an election described in Code Section 83(b), and (G) amounts that are includible in the gross income of the Participant under the rules of Code Section 409A or 457(f)(1)(A) or because the amounts are constructively received by the Participant. “415 compensation” excludes (i) contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made on behalf of the Participant by an Employer or a Related Company to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p)), whether or not qualified, to the extent that, before application of the limitations of Code Section 415 to such plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (ii) any distributions from a plan of deferred compensation, whether or not qualified, (except amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includible in the gross income of the Participant), (iii) amounts realized from the exercise of a non-qualified option or when restricted stock or other property held by the Participant either becomes freely transferable or is no longer subject to substantial risk of forfeiture, (iv) amounts received from the sale, exchange or other disposition of stock acquired under a qualified stock option, (v) any other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant and are not salary reduction amounts that are described in Code Section 125), and (vi) other items that are similar to the items listed in (i) through (v) above.

Effective for “limitation years” beginning in 2005 and thereafter, “415 compensation” does not include amounts paid to a Participant following severance from employment unless such amounts are paid within 2 1 /2 months of the Participant’s severance from employment and (i) would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation or (ii) are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued.

“415 compensation” also includes (i) any elective deferral, as defined in Code Section 402(g)(3) and (ii) any amount contributed or deferred by the Employer or Related Company at the Participant’s election which is not includable in the Participant’s gross income by reason of Code Section 125, 132(f)(4), or 457.

In no event, however, shall the “415 compensation” of a Participant taken into account under the Plan for any “limitation year” exceed the limit in effect under Code Section 401(a)(17) ($220,000 for “limitation years” beginning in 2006, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for “limitation years” beginning in such calendar year). If the “415 compensation” of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for fewer than 12 months.

The “gap period” means the period between the close of the Plan Year in which “excess contributions” were made and the date the contributions are distributed.

A “limitation year” means the Plan Year.

7.2	Code Section 402(g) Limit

In no event shall the amount of the 401(k) Contributions, excluding Catch-Up 401(k) Contributions, made on behalf of an Eligible Employee for his taxable year, when aggregated with any “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his 401(k) Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the 401(k) Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the 401(k) Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the 401(k) Contributions that, when aggregated with “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be either re-characterized as Catch-Up 401(k) Contributions or distributed to the Eligible Employee no later than the April 15 immediately following such taxable year.

If excess 401(k) Contributions are distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.3	Distribution of “Excess Deferrals”

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant’s taxable year that “excess deferrals” have been made on his behalf under the Plan for such taxable year, the “excess deferrals”, plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year.

If 401(k) Contributions are distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.4	Determination of Income or Loss

The income or loss attributable to contributions in excess of a limit described above that are distributed pursuant to this Article shall be determined for the preceding Plan Year and the “gap period” under the method otherwise used for allocating income or loss to Participants’ Accounts; provided, however, that income or loss for the “gap period” may be determined as of a date that is no more than 7 days before the date of distribution.

7.5	Deemed Satisfaction of the Limitations on 401(k) Contributions and Matching Contributions of Highly Compensated Employees

Notwithstanding any other provision of this Article to the contrary, the Plan is intended to satisfy the nondiscrimination requirements applicable to 401(k) Contributions using the safe harbor provisions of Code Section 401(k)(12).

Except as permitted under Treasury Regulations Section 1.401(k)-3, the Plan may not be amended to cease Matching Contributions and apply the testing requirements described in Treasury Regulations Section 1.401(k)-2.

The Plan shall not be deemed to have satisfied the limitations on 401(k) Contributions of Highly Compensated Employees for any Plan Year unless the ratio of Matching Contributions made with respect to the 401(k) Contributions of each Highly Compensated Employee for the Plan Year is not greater than the ratio of Matching Contributions made with respect to 401(k) Contributions of each non-Highly Compensated Employee who has made 401(k) Contributions for the Plan Year at the same percentage of Compensation for the Plan Year as such Highly Compensated Employee. For purposes of determining such ratio, “matching contributions”, “elective 401(k) contributions”, and “employee contributions”, if “employee contributions” are matched, made by or on behalf of a Highly Compensated Employee under another qualified defined contribution plan for any period during which the Highly Compensated Employee participated simultaneously under both the Plan and such other plan, shall be aggregated with the Matching Contributions and 401(k) Contributions of such Highly Compensated Employee.

The Plan is also intended to satisfy the nondiscrimination requirements applicable to Matching Contributions using the safe harbor provisions of Code Section 401(m)(11).

For purposes of satisfying the safe harbor requirements of Code Section 401(m)(11), the following shall apply:

•	The rate of Matching Contributions made on behalf of an Eligible Employee shall not increase as the Eligible Employee’s 401(k) Contributions increase.

•	No Matching Contributions shall be made with respect to an Eligible Employee’s 401(k) Contributions in excess of 6% of the Eligible Employee’s Compensation.

•

The ratio of Matching Contributions made with respect to the 401(k) Contributions of each Highly Compensated Employee for the Plan Year shall not be greater than the ratio of Matching Contributions made with respect to the 401(k) Contributions of each non-Highly Compensated Employee who has made 401(k) Contributions for the Plan Year at the same percentage of Compensation for the Plan Year as such Highly Compensated Employee. For this purpose, if a Highly Compensated Employee participates in another qualified defined contribution plan that provides for “matching contributions” simultaneously with his participation in the Plan, the “matching contributions”, “employee contributions” that have been matched, and “elective 401(k) contributions” made on behalf of such Highly Compensated Employee under such other plan while he was also an Eligible Employee under the Plan shall be aggregated with the Matching Contributions and 401(k) Contributions made under the Plan. “Employee contributions” under such other plan that have been matched shall be aggregated with the Highly Compensated Employee’s 401(k) Contributions for purposes of applying the limitation contained in this paragraph.

Except as permitted under Treasury Regulations Section 1.401(m)-3, the Plan may not be amended to cease Matching Contributions and apply the testing requirements applicable to Matching Contributions under Treasury Regulations Section 1.401(m)-2.

7.6	Notice Requirements for Matching Contributions

For each Plan Year in which an Employer makes a Matching Contribution on behalf of its Eligible Employees, the Employer shall provide such Eligible Employees a comprehensive notice describing the Eligible Employee’s rights and obligations under the Plan. The notice shall include a description of the formula used for determining Matching Contribution.

The notice shall be written in a manner calculated to be understood by the average Eligible Employee. The Employer shall provide such notice within one of the following periods, whichever is applicable:

(a)	for an Employee who is an Eligible Employee 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days before the beginning of the Plan Year, or

(b)	for an Employee who becomes an Eligible Employee after that date, within the period beginning 90 days before the date he becomes an Eligible Employee and ending on the date such Employee becomes an Eligible Employee.

Notwithstanding any other provision of the Plan to the contrary, an Eligible Employee shall have a reasonable period (not fewer than 30 days) following receipt of such notice in which to make or amend his election to have his Employer make 401(k) Contributions to the Plan on his behalf.

7.7	Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the “annual addition” with respect to a Participant for a “limitation year” shall in no event exceed the lesser of (i) the maximum dollar amount permitted under Code Section 415(c)(1)(A), adjusted as provided in Code Section 415(d) (e.g., $42,000 for the “limitation year” ending in 2005) or (ii) 100 percent of the Participant’s “415 compensation” for the “limitation year”; provided, however, that the limit in clause (i) shall be pro rated for any short “limitation year”. The limit in clause (ii) shall not apply to any contribution for medical benefits within the meaning of Code Section 401(h) or 419A(f)(2) after separation from service which is otherwise treated as an “annual addition” under Code Section 419A(d)(2) or 415(l)(1). A Participant’s 401(k) Contributions may be re-characterized as Catch-Up 401(k) Contributions and excluded from the Participant’s “annual additions” for the “limitation year” to satisfy the preceding limitation.

If the “annual addition” to the Account of a Participant in any “limitation year” would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made to the Participant’s Account to the extent necessary in the following order:

401(k) Contributions made on behalf of the Participant for the “limitation year” that have not been matched, if any, shall be reduced.

401(k) Contributions made on behalf of the Participant for the “limitation year” that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata.

Discretionary Contributions otherwise allocable to the Participant’s Account for the “limitation year”, if any, shall be reduced.

Qualified Nonelective Contributions otherwise allocable to the Participant’s Account for the “limitation year”, if any, shall be reduced.

The amount of any reduction of 401(k) Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the “limitation year”.

Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the “limitation year” and shall be applied against the Employer’s contribution obligation for the next following “limitation year” (and succeeding “limitation years”, as necessary). If a suspense account is in existence at any time during a “limitation year”, all amounts in the suspense account must be applied against the Employer’s contribution obligation before any further contributions that would constitute “annual additions” may be made to the Plan.

For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant’s annual “415 compensation”, a reasonable error in determining the amount of “elective contributions” that may be made with respect to any Participant under the limits of Code Section 415, or other limited facts and circumstances that justify the availability of the provisions set forth above.

7.8	Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the “annual addition” for the “limitation year” would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, such excess shall be reduced first by returning or forfeiting, as provided under the applicable defined contribution plan, the contributions last allocated to the Participant’s accounts for the limitation year under all such defined contribution plans, and, to the extent such contributions are returned to the Participant, the income attributable thereto. If contributions are allocated to the defined contribution plans as of the same date, any excess shall be allocated pro rata among the defined contribution plans. For purposes of determining the order of reduction hereunder, contributions to a simplified employee pension plan described in Code Section 408(k) shall be deemed to have been allocated first and contributions to a welfare benefit fund or individual medical account shall be deemed to have been allocated next, regardless of the date such contributions were actually allocated.

7.9	Scope of Limitations

The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term “Related Company” shall be adjusted as provided in Code Section 415(h).

ARTICLE VIII

TRUST FUNDS AND ACCOUNTS

8.1	General Fund

The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2	Investment Funds

The Investment Committee shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

The Investment Committee will offer an Investment Fund invested primarily in Company Stock that are publicly traded and are “qualifying employer securities” as defined in ERISA Section 407(d)(5). Any funds invested in Company Stock can be transferred into or out of Company Stock at any time consistent with the Sponsor’s insider trading policy. In no event shall any amounts from a Participant’s Money Purchase Contribution Sub-Account be invested in Company Stock.

8.3	Loan Investment Fund

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant’s name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant’s loan Investment Fund shall be invested in the note(s) reflecting the loan(s) made to the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant’s loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.4	Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.5	Accounts

As of the first date a contribution is made by or on behalf of a Covered Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein and shall include all Sub-Accounts.

8.6	Sub-Accounts

A Participant’s Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant’s interest in the Trust.

ARTICLE IX

LIFE INSURANCE CONTRACTS

9.1	No Life Insurance Contracts

A Participant’s Account may not be invested in life insurance contracts on the life of the Participant.

ARTICLE X

DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1	Future Contribution Investment Elections

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf shall be invested. An Eligible Employee’s investment election shall specify the percentage, in whole numbers, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator, in such form as the Administrator shall prescribe. If recorded in accordance with any rules prescribed by the Administrator, a Participant’s change of investment election may be implemented as soon as administratively practicable and be effective any day the New York Stock Exchange is open, provided the election is received in a timely manner.

10.2	Deposit of Contributions

All contributions made on a Participant’s behalf shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant’s currently effective investment election. If no investment election is recorded with the Administrator at the time contributions are to be deposited to a Participant’s Account, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

10.3	Election to Transfer Between Funds

A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant’s transfer election shall specify either: (i) a whole number percentage of the amount eligible for transfer, which percentage may not exceed 100 percent; or (ii) a dollar amount that is to be transferred. Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if recorded in accordance with any rules prescribed by the Administrator, a Participant’s transfer election may be implemented effective any day the New York Stock Exchange is open, provided the election is received in a timely manner.

Notwithstanding any other provision of this Section to the contrary, the following shall apply:

(a)	No portion of a Participant’s Money Purchase Contributions Sub-Account may be transferred to the Employer stock Investment Fund.

(b)	Transfer elections to or from the Company Stock Investment Fund (including in-service withdrawals in accordance with Article XIII or liquidation of amounts to fund loans in Accordance with Article XII) made by a Participant who is subject to the liability provisions of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”) or who is an “Insider” as designated under the Tellabs Insider Trading Policy shall not be effective except in accordance with the Tellabs Insider Trading Policy unless such transfer election is made at least 6 months following the date of the most recent transfer election made by such Participant under the Plan or any other plan maintained by an Employer that effected a “discretionary transaction” within the meaning of Rule 16b-3 promulgated under Section 16 of the 1934 Act that was an “opposite way” transaction. For this purpose, a transfer into the Employer stock Investment Fund (or similar fund under another plan) is an “opposite way” transaction from a transfer or distribution out of the Employer stock Investment Fund (or similar fund under another plan), and vice versa.

(c)	The Administrator may prescribe rules required by the Investment Funds or as it otherwise deems appropriate restricting Participants’ transfer elections to preclude excessive or abusive trading or market timing.

10.4	Voting and Tendering Employer Stock

Each Participant who has an interest in the Company Stock Investment Fund shall have the right to direct the Trustee as to the manner in which the number of shares credited to his Account or, if accounting under the Employer stock Investment Fund is by units of participation, his proportionate interest in the Employer stock Investment Fund, is to be voted. Upon receipt of a Participant’s direction, the Trustee shall vote the shares representing the Participant’s interest in the Employer stock Investment Fund as directed. Except as otherwise required by law or as otherwise provided in the Trust Agreement, if the Trustee does not receive direction from a Participant regarding how to vote the shares representing his interest in the Employer stock Investment Fund, the Trustee shall not vote such shares.

In addition, upon commencement of a tender offer for any securities held in the Employer stock Investment Fund, each Participant who has an interest in the Employer stock Investment Fund shall have the right to direct the Trustee whether or not to tender all or any portion of the shares credited to his Account or, if accounting under the Employer stock Investment Fund is by units of participation, all or any portion of his proportionate interest in the Employer stock Investment Fund. A Participant may change his direction regarding the tender of shares representing his interest in the Employer stock Investment Fund at any time prior to the tender offer withdrawal deadline. The Trustee shall tender or not tender shares representing a Participant’s interest in the Employer stock Investment Fund in accordance with the Participant’s directions. Except as otherwise required by law, if the Trustee does not receive direction from a Participant regarding whether or not to tender the shares representing a Participant’s interest in the Employer stock Investment Fund, the Trustee shall not tender such shares. The proceeds received by the Trustee with respect to shares of stock tendered by the Trustee in accordance with Participants’ directions shall be allocated to the Accounts of those Participants who elected to tender their shares in proportion to their interest in the tendered shares.

All materials provided to other shareholders, including proxy solicitation materials and all tender materials, shall be provided to each Participant with an interest in the Employer stock Investment Fund.

A Participant’s directions to the Trustee hereunder shall be communicated in confidence and shall not be divulged to the Employers or to any officer, director, or employee of the Employers. The Sponsor shall establish procedures to provide and maintain such confidentiality and shall appoint a fiduciary with the responsibility of overseeing such procedures. An independent fiduciary shall be appointed to the extent required under Department of Labor Regulations Section 2550.404c-1(d)(2)(ii)(E)(4)(ix) to maintain such confidentiality.

ARTICLE XI

CREDITING AND VALUING ACCOUNTS

11.1	Crediting Accounts

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2	Valuing Accounts

Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3	Plan Valuation Procedures

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the “valuation period”) in the following manner:

(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b)	Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)	Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

(d)	Expenses, charges and fees will be assessed against each fund as appropriate, as outlined in the prospectus of each fund and/or as outlined any agreement with any fund manager

11.4	Unit Accounting Permitted

The Administrator may, for administrative purposes, establish unit values for one or more Investment Fund (or any portion thereof) and maintain the accounts setting forth each Participant’s interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Administrator shall deem to be fair, equitable, and administratively practicable. In the event that unit accounting is thus established for an Investment Fund (or any portion thereof), the value of a Participant’s interest in that Investment Fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

11.5	Notification

Within a reasonable period of time after the end of each Plan Year, the Administrator or its designee shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.

ARTICLE XII

LOANS

12.1	Application for Loan

A Participant who is a party in interest as defined in ERISA Section 3(14) may make application to the Administrator for a loan from his 401(k), Rollover, After-Tax, and Prior Employer Contribution Sub-Accounts to the extent he has such Sub-Accounts.

Notwithstanding the foregoing, a Participant may not receive a loan from the following:

•

that portion of his Account attributable to his Money Purchase Contributions, Discretionary Contributions, Profit-Sharing Contributions, and Matching Contributions. Such amounts shall also be excluded in determining the maximum amount of any loan that may be made to the Participant in accordance with the provisions of Section 12.4.

Loans shall be made to Participants in accordance with this Article XII which incorporates all loan guidelines and complies with the requirements of Code Section 72(p).

12.2	Collateral for Loan

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of the Participant’s vested interest in his 401(k), Rollover, After-Tax, and Prior Employer Contribution Sub-Accounts to the extent he has such Sub-Accounts determined as of the date as of which the loan is originated in accordance with Plan provisions. That portion of a Participant’s Account that is not available for loans and is excluded in determining the maximum amount of a loan in accordance with Section 12.1 shall be excluded in determining the amount of the Plan’s security interest. The Administrator may in its discretion require additional security if deemed appropriate. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding.

No loan in excess of 50 percent of the Participant’s vested interest in his 401(k), Rollover, After-Tax, and Prior Employer Contribution Sub-Accounts to the extent he has such Sub-Accounts shall be made from the Plan.

Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

Loans shall bear the loan processing fee as the Administrator shall from time to time approve.

A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default.

12.3	Reduction of Account Upon Distribution

Notwithstanding any other provision of the Plan, the amount of a Participant’s Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant’s death prior to the commencement of distribution of his Account and the Participant’s vested interest in his Account is payable to more than one individual as Beneficiary, then the balance of the Participant’s vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.

12.4	Legal Requirements Applicable to Plan Loans

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

(a)	The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

(i)	$50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

(ii)	50 percent of the vested portions of the Participant’s Account, excluding that portion of the Participant’s Account described in Section 12.1, and his vested interest under all other plans maintained by an Employer or a Related Company.

(b)	The term of any loan to a Participant shall be no greater than 5 years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant.

Loan repayments will be made by a deduction from each payroll following issuance of the loan. Repayment will begin as soon as is administratively practicable following issuance of the loan, but no more than 2 months from the date the loan is issued. The Plan Administrator intends to remit repayments by payroll deduction substantially on the 45th calendar day from the loan issuance date.

Should loan repayments not be possible from payroll, payments will be due directly from the Participant by check or similar payment method. Should a Participant not be expected to be able to use payroll repayment or to return promptly to payroll payment, the Plan Administrator may authorize regular payment no less frequently than quarterly on a revised schedule of amount and payment dates calculated to repay the loan with interest in full in substantially equal payments over the remaining original period of the loan.

(c)	Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly. Notwithstanding the foregoing, the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Company (for periods in which the Participant does not perform military service as described in paragraph (d) below), provided that all of the following requirements are met:

(i)	Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

(ii)	Payments resume after the earlier of (a) the date such leave of absence ends or (b) the one-year anniversary of the date such leave began;

(iii)	The period during which payments are suspended does not exceed one year;

(iv)	Payments resume in an amount not less than the amount required under the original amortization schedule; and

(v)	The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.

(d)	If a Participant is absent from employment with any Employer or any Related Company for a period during which he performs services in the uniformed services (as defined in chapter 45 of title 38 of the United States Code), whether or not such services constitute qualified military service, the suspension of payments shall not be taken into account for purposes of applying either paragraph (b) or paragraph (c) of this Section provided that all of the following requirements are met:

(i)	Payments resume upon completion of such military service;

(ii)	Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;

(iii)	Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and

(iv)	The loan is repaid in full, including interest accrued during the period of such military service, no later than the maximum period otherwise permitted under this Article extended by the period of such military service.

(e)	The loan shall be evidenced by a legally enforceable agreement that demonstrates compliance with the provisions of this Section.

(f)	Subject to the requirements of the Servicemembers Civil Relief Act, the interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

Unless the Sponsor directs otherwise, the interest rate will be the bank prime rate plus 1% reported by the U.S. Federal Reserve on the last business day of a calendar quarter effective for loans made on and after the first business day of the subsequent quarter. The source for the interest rate will be www.federalreserve.gov or other websites that may provide the same information.

(i)	The interest rate on Participant loans will be declared quarterly; however, the Sponsor reserves the right to change the basis for determining the interest rate prospectively with thirty (30) days notice.

(ii)	These rights will only apply to a loan issued after the change(s) takes effect.

12.5	Administration of Loan Investment Fund

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant’s name. Any loan approved by the Administrator shall be made to the Participant out of the Participant’s loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s currently effective investment election. The balance of the Participant’s loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.6	Default

If either (i) a Participant fails to make or cause to be made, any payment required under the terms of the loan by the end of the calendar quarter following the calendar quarter in which the payment was due and the Participant has been provided notice of that payments are late, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in paragraph (c) or (d) of Section 12.4, or (ii) there is an outstanding principal balance existing on a loan after the last scheduled repayment date (extended as provided in Section 12.4(d), if applicable), the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

12.7	Deemed Distribution Under Code Section 72(p)

If a Participant’s loan is in default as provided in Section 12.6, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan; provided, however, that the taxable portion of such deemed distribution shall be reduced in accordance with the provisions of Code Section 72(e) to the extent the deemed distribution is attributable to the Participant’s After-Tax Contributions.

If a Participant is deemed to have received distribution of an outstanding loan balance hereunder, no further loans may be made to such Participant from his Account unless there is a legally enforceable arrangement among the Participant, the Plan, and the Participant’s employer that repayment of such loan shall be made by payroll withholding.

12.8	Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)

The balance of any loan that is deemed to have been distributed to a Participant hereunder shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section 12.6. Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant’s taxable income as a deemed distribution. Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.4(a).

If allowed by the Administrator and if a Participant elects to make payments on a loan after it is deemed to have been distributed hereunder, such payments shall be treated as After-Tax Contributions to the Plan solely for purposes of determining the taxable portion of the Participant’s Account and shall not be treated as After-Tax Contributions for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.

The provisions of this Section regarding treatment of loans that are deemed distributed shall not apply to loans made prior to January 1, 2002, except to the extent provided under the transition rules in Q & A 22(c)(2) of Section 1.72(p)-l of the Treasury Regulations.

12.9	Special Rules Applicable to Loans

Any loan made hereunder shall be subject to the following rules:

(a)	Loans Limited to Eligible Employees: No loans shall be made to an Employee who is not an Eligible Employee as provided in Article III.

(b)	Minimum Loan Amount: A Participant may not request a loan for less than $1,000, unless the Administrator determines to permit a lesser loan amount due to the Participant’s financial hardship.

(c)	Maximum Number of Outstanding Loans: A Participant may not have more than 3 outstanding loans at any time. A Participant with 3 outstanding loans may not apply for another loan until one of the existing loans is repaid and may not refinance an existing loan.

(d)	Maximum Period for Principal Residence Loan: The term of any loan to a Participant that is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant shall be no greater than 15 years.

(e)	Pre-Payment Without Penalty: A Participant may pre-pay the full outstanding balance of any loan hereunder prior to the date it is due without penalty.

(f)	Effect of Termination of Employment: Upon a Participant’s termination of employment, the balance of any outstanding loan hereunder shall immediately become due and owing.

(g)	Refinancing is not permitted under the Plan.

(h)	The Plan will not accept, a direct Rollover Contribution of a loan from the plan of a Participant’s former employer. A Participant may not request to make a direct Rollover Contribution of a loan note.

12.10	Prior Loans

Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement or made under the provisions of a prior plan before the date assets and liabilities from such plan were spun off into the Plan shall be administered in accordance with the provisions of the note reflecting such loan and shall remain outstanding until repaid in accordance with its terms.

ARTICLE XIII

WITHDRAWALS WHILE EMPLOYED

13.1	Non-Hardship Withdrawals of After-Tax Contributions

A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his After-Tax Contributions Sub-Account.

13.2	Non-Hardship Withdrawals of Rollover Contributions

A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his Rollover Contributions Sub-Account.

13.3	Non-Hardship Withdrawals of Restricted Contributions

A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:

•	his 401(k) Contributions Sub-Account.

•	Prior Employer Contributions Sub-Account.

13.4	Overall Limitations on Non-Hardship Withdrawals

Non-hardship withdrawals, which are not age 59 1/2 withdrawals, made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	Only one in-service withdrawal may be made a Plan Year.

(b)	Non-hardship in-service withdrawals may be made at any time from the following Sub-Accounts:

(i)	his After-Tax Contributions Sub-Account.

(ii)	his Rollover Contributions Sub-Account.

(iii)	his Prior Employer Contributions Sub-Account.

(c)	A Participant must apply for a non-hardship, in-service withdrawal on the form the Administrator may prescribe.

(d)	Withdrawals may be made effective as soon as administratively practicable after the Administrator’s receipt of a withdrawal application which meets the criteria of this Section.

13.5	Hardship Withdrawals

A Participant who is employed by an Employer or a Related Company and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:

•	his 401(k) Contributions Sub-Account, excluding any income credited to such Sub-Account.

•	his After-Tax Contributions Sub-Account.

•	his Rollover Contributions Sub-Account.

•	his Prior Employer Contributions Sub-Account.

13.6	Hardship Determination

The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a)	expenses previously incurred by or necessary to obtain for the Participant, the Participant’s “spouse” (as defined in Section 15.3), or any dependent of the Participant (as defined in Code Section 152) medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit;

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post secondary education for the Participant, or the Participant’s “spouse” (as defined in Section 15.3), child or other dependent (as defined in Code Section 152);

(d)	payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence

(e)	payment of funeral or burial expenses for the Participant’s deceased parent, “spouse” (as defined in Section 15.3), child or dependent (as defined in Code Section 152);

(f)	expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit); and

(g)	other similar events or expenses determined to be an immediate and heavy financial needs by the Administrator, which could include for example, payments for emergency travel expenses; payments for child custody or dependent sponsorship fees and expenses; expenses for repairs of damage to Participant’s principal residence; or payments necessary to prevent utility shut-off or similar immediate housing needs.

13.7	Satisfaction of Necessity Requirement for Hardship Withdrawals

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant satisfies all of the following requirements:

(a)	The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

(b)	The Participant has obtained all distributions, other than hardship distributions, and one non-taxable loan currently available under all plans maintained by an Employer or any Related Company.

(c)	The Participant’s 401(k) Contributions and the Participant’s “elective contributions,” as defined in Section 7.1, under this Plan shall be suspended for at least 6 months after his receipt of the withdrawal.

A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his 401(k) Contributions are suspended in accordance with this Section.

13.8	Conditions and Limitations on Hardship Withdrawals

Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	A Participant must apply for a hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Any hardship withdrawal application based on Section 13.6(g) above must be approved by the Administrator. The determination of whether approval of a hardship withdrawal application is necessary to satisfy an immediate and heavy need of the Participant shall be made by the Administrator on the basis of all relevant facts and circumstances.

(c)	Hardship withdrawals may be made effective as soon as administratively practicable after the Administrator’s approval of the Participant’s withdrawal application for withdrawals based on Section 13.6(g), or as soon as administratively practicable after the receipt of the hardship withdrawal application for all other hardship requests.

(d)	The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

13.9	Order of Withdrawal from a Participant’s Sub-Accounts

Distribution of a withdrawal amount shall be made from a Participant’s Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged pro rata against the Investment Funds in that Sub-Account.

ARTICLE XIV

TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1	Termination of Employment and Settlement Date

A Participant’s Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant’s Settlement Date shall be given by the Administrator to the record-keeper.

ARTICLE XV

DISTRIBUTIONS

15.1	Distributions to Participants

Subject to the provisions of Section 15.3, a Participant whose Settlement Date occurs is entitled to receive distribution of his vested interest in his Account in the form provided under Article XVI or the Addendum beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later, unless the Participant elects to defer such distribution.

A distribution of a Participant’s Money Purchase Contributions Sub-Account must commence by the later of his Normal Retirement Date or Settlement Date. In all events, distribution to a Participant during his lifetime must commence no later than his Required Beginning Date in accordance with Section 15.5.

15.2	Distributions to Beneficiaries

Subject to the provisions of Section 15.3, if a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant’s vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary’s application for distribution is filed with the Administrator. If distribution is to be made to a Participant’s Spouse, it shall be made available within a reasonable period of time after the Participant’s death that is no less favorable than the period of time applicable to other distributions.

If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant’s vested interest in his Account beginning as soon as reasonably practicable following the Participant’s date of death.

15.3	Code Section 401(a)(9) Requirements

The provisions of this Section take precedence over any inconsistent provision of the Plan; provided, however, that the provisions of this Section are not intended to create additional forms of payment that are not otherwise provided under Article XVI.

To the extent required under Code Section 401(a)(9), all distributions made from the Plan shall be determined and made in accordance with the provisions of Code Section 401(a)(9) and the Treasury Regulations issued thereunder, as set forth in this Section. If distribution is made through the purchase of an annuity contract, as provided in the Addendum, the terms of such annuity contract shall satisfy the requirements of Code Section 401(a)(9) and the Treasury Regulations issued thereunder.

(a)	A Participant’s vested interest in his Account shall be distributed to the Participant no later than the Participant’s Required Beginning Date.

(b)	If a Participant dies on or after his Required Beginning Date, but before his vested interest in his Account has been distributed in full, the remainder of the Participant’s vested Account balance shall be distributed to the Participant’s Beneficiary in a single sum payment as soon as reasonably practicable following the Participant’s death.

(c)	If a Participant dies before his Required Beginning Date and before his vested interest in his Account has been distributed in full, the Participant’s vested Account balance shall be distributed to the Participant’s Beneficiary in a single sum payment no later than December 31 of the calendar year containing the 5th anniversary of the Participant’s death or through purchase of an annuity contract that meets the requirements of Code Section 401(a)(9) and the Treasury Regulations issued thereunder, including the rules regarding commencement of payment to a Participant’s Beneficiary. If the Participant’s “spouse” is his sole “designated beneficiary” with respect to all or any portion of the Participant’s vested Account, the “spouse” may elect to postpone payment until December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. The “spouse’s” election to defer payment must be made no later than September 30 of the calendar year that contains the 5th anniversary of the Participant’s death.

If the Participant’s “spouse” is a sole “designated beneficiary” with respect to all or any portion of the Participant’s interest and the “spouse” dies after the Participant but before distribution to the “spouse” is made, the rules described above shall be applied with respect to the interest for which the “spouse” was the sole “designated beneficiary,” substituting the date of the “spouse’s” death for the date of the Participant’s death. A Participant’s “spouse” qualifies as the Participant’s sole “designated beneficiary” if she is entitled to the Participant’s entire vested interest in his Account or his entire vested interest in a segregated portion of the Participant’s Account and no other “designated beneficiary” is entitled to any portion of that interest unless the “spouse” dies prior to receiving full distribution of that interest.

(d)	For purposes of this Section the following terms have the following meanings:

(i)	A Participant’s “designated beneficiary” means the individual who is the Participant’s Beneficiary under Article XVII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4.

(ii)	A Participant’s “spouse” means the person of the opposite sex to whom the Participant is married in a legal union between one man and one woman as husband and wife.

15.4	Cash Outs and Participant Consent

Except as permitted under Article XIII, a Participant whose Settlement Date has not occurred will not be able to request a cash out until his Settlement Date, unless required under Section 15.5.

Notwithstanding any other provision of the Plan to the contrary, if a Participant’s vested interest in his Account does not exceed $1,000, distribution of such vested interest shall be made to the Participant in a single sum payment or through a direct rollover if Participant elects to have this paid as a direct rollover, as described in Article XVI, as soon as reasonably practicable following his Settlement Date.

If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.

If a Participant’s vested interest in his Account exceeds $1,000 and his Settlement Date has occurred, distribution shall not commence to such Participant prior to his Normal Retirement Date or the date he attains age 62, if later, without the Participant’s written consent and, if the Participant has a “spouse” (as defined in Section 15.3) and his Account is subject to the “automatic annuity” provisions of the Addendum, the written consent of such “spouse”. Notwithstanding the foregoing, spousal consent shall not be required if distribution is made through the purchase of a Qualified Joint and Survivor Annuity or the “spouse” cannot be located or spousal consent cannot be obtained for other reasons set forth in Code Section 401(a)(11) and regulations issued thereunder.

If a Participant’s Account is subject to the “automatic annuity” provisions specified in the Addendum, the Participant’s vested interest in his Account shall be deemed to exceed $1,000 if the Participant’s Benefit Payment Date has occurred with respect to amounts currently held in his Account and as of such Benefit Payment Date his vested interest in his Account exceeded $1,000.

15.5	Required Commencement of Distribution

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s vested interest in his Account shall commence to the Participant no later than his Required Beginning Date.

15.6	Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.7	Restrictions on Alienation

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Treasury Regulations Section 1.401(a)-13(b)(2) (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.8	Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any legal, mental or physical condition, including the infirmities of advanced age, such amount may, in the discretion of the Administrator, be paid to such individual’s court appointed guardian or to another person with a valid power of attorney. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

If distribution is to be made to a minor Beneficiary, the Administrator may, in its discretion, pay the amount to a duly qualified guardian or other legal representative, to an adult relative under the applicable state Uniform Gifts to Minors Act, as custodian, or to a trust that has been established for the benefit of the minor. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the minor and shall be a complete discharge of any liability therefor under the Plan.

15.9	Inability to Locate Payee and Non-Negotiated Checks

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within two years after the Administrator has received a request for distribution and the Administrator either (i) can not locate the Participant or, (ii) if applicable can not locate a Beneficiary that benefit, in the discretion of the Administrator, can be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

If a distribution check has been issued and is outstanding for more than 180 days and the Administrator has been unable to locate the payee after diligent efforts have been made to do so, then except as specifically directed by the Administrator, the amount of the check shall be re-deposited to the Plan and forfeited. However, if the payee is subsequently located, the check amount will be restored to an Account established on the payee’s behalf.

Any amount forfeited under this Section shall reduce the Discretionary Contribution or reinstate the benefits of Eligible Employees who are entitled to have previous Service bridged in accordance with Section 1.1. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Contribution Period exceed the amount of the Discretionary Contribution obligation for the Contribution Period, the excess amount of such forfeitures shall be held unallocated in a suspense account and shall be applied against the Discretionary Contribution obligation for the following Contribution Period.

15.10	Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant’s Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

A Participant’s Spouse or former Spouse who does not qualify as his “spouse” (as defined in Section 15.3) shall not qualify as an alternate payee hereunder unless he or she qualifies as a dependent of the Participant.

ARTICLE XVI

FORM OF PAYMENT

16.1	Applicability

Subject to the provisions of the Addendum regarding prior protected forms of payment, the provisions of this Article shall apply to all Participants and Beneficiaries eligible to receive a distribution under the Plan.

16.2	Form of Payment

Subject to the requirements of the Addendum, distribution of all Sub-Accounts, other than a Participant’s Money Purchase Contribution Sub-Account, shall be made to a Participant, or his Beneficiary, if the Participant has died, in a single sum cash payment.

16.3	Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover.

For purposes of this Section, the following terms have the following meanings:

(a)	An “eligible retirement plan,” with respect to a “qualified distributee” who is the Participant, his surviving “spouse” (as defined in Section 15.3), or his “spouse” or former “spouse” (as defined in Section 15.3) who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), means any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified trust described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b), and (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan; provided, however, that the portion of a Participant’s “eligible rollover distribution” that consists of his After-Tax Contributions may only be transferred to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for such contributions, including separate accounting for the portion of such “eligible rollover distribution” that is includible in income and the portion that is not includible in income.

An “eligible retirement plan” with respect to a “qualified distributee,” other than the Participant, his surviving “spouse” (as defined in Section 15.3), or his “spouse” or former “spouse” (as defined in Section 15.3) who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), means either an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (an “IRA”). Such IRA must be treated as an IRA inherited from the deceased Participant by the “qualified distributee” and must be established in a manner that identifies it as such.

(b)	An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Account; provided, however, that an eligible rollover distribution does not include the following:

(i)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii)	any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the “qualified distributee” or the joint lives or life expectancies of the “qualified distributee” and the “qualified distributee’s” designated beneficiary, or for a specified period of ten years or more.

(iii)	any hardship withdrawal made in accordance with the provisions of Article XIII.

(iv)	outstanding loan balances.

(c)	A “qualified distributee” means a Participant, his surviving “spouse” (as defined in Section 15.3), or his “spouse” or former “spouse” (as defined in Section 15.3) who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). A “qualified distributee” also includes a Participant’s non-”spouse” Beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).

16.4	Notice Regarding Form of Payment

Within the 60-day period ending 30 days before a Participant’s Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to a distribution, his right to make a direct rollover, and the form of payment provided under the Plan. Distribution of the Participant’s Account may commence within a reasonable period after receiving a proper distribution request if the Participant, after receiving the notice, affirmatively elects an early distribution.

16.5	Distribution in the Form of Employer Stock

Notwithstanding any other provision of the Plan to the contrary, to the extent that his Account is invested in Employer stock on the date distribution is to be made to a Participant, the Participant may elect to receive distribution of such Account in the form of Company Stock.

ARTICLE XVII

BENEFICIARIES

17.1	Designation of Beneficiary

The Beneficiary of a Participant who does not have a Spouse shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. The Beneficiary of a Participant who has a Spouse shall be his Spouse, unless the Participant designates a person or persons other than his Spouse as Beneficiary with the written consent of his Spouse. For purposes of this Section, a Participant shall be treated as not having a Spouse and such Spouse’s consent shall not be required if the Participant does not have a Spouse on his Benefit Payment Date.

A married Participant’s designation of a Beneficiary shall be subject to the Qualified Preretirement Survivor Annuity provisions described in the Addendum.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving Spouse, then the Beneficiary under the Plan shall be the Participant’s estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2	Spousal Consent Requirements

Any written consent given by a Participant’s Spouse pursuant to this Article must acknowledge the effect of the action taken and must be witnessed by a notary public. In addition, the Spouse’s written consent must either (i) specify any non-Spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without the Spouse’s written consent or (ii) acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, but permit the Participant to change the designated Beneficiary without the Spouse’s further consent. A Participant’s Spouse will be deemed to have given written consent to the Participant’s designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant’s Spouse hereunder shall be valid only with respect to the Spouse who signs the consent.

17.3	Revocation of Beneficiary Designation Upon Divorce

Notwithstanding any other provision of this Article XVII to the contrary, if a Participant designates his or her Spouse as Beneficiary under the Plan, such designation shall automatically become null and void as of the date of any final divorce or similar decree or order unless either (i) the Participant re-designates such former Spouse as his or her Beneficiary after the date of the final decree or order or (ii) such former Spouse is designated as the Participant’s Beneficiary under a qualified domestic relations order; provided, however, that such former Spouse shall be the Participant’s Beneficiary under this clause (ii) only to the extent required in accordance with the qualified domestic relations order.

ARTICLE XVIII

ADMINISTRATION

18.1	Powers and Duties of Administrative Committee

Except as otherwise provided in this Article XVIII, the Administrative Committee shall have final and binding discretionary authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions hereunder, whether or not such rights and powers are specifically enumerated herein. In exercising its responsibilities hereunder, the Administrative Committee may manage and administer the Plan through the use of agents who may include employees of the Employer.

Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Article, the Administrative Committee shall have the following discretionary authorities:

(a)	To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.

(b)	To prescribe procedures and regulations to be followed by Participants or beneficiaries with respect to the filing of elections, requests, applications for benefits, consents and waivers, which procedures and regulations may include the utilization of telephone voice response, internet or intranet systems or other electronic media as an equivalent means for filing written paper documents.

(c)	To prepare and distribute, in such manner as the Administrative Committee determines to be appropriate, information explaining the Plan and a Participant’s or beneficiary’s rights hereunder, which manner may include utilization of a telephone voice response, internet or intranet system, or other electronic media as an equivalent means for filing written paper documents.

(d)	To request and receive from each Employer, Participants and others such information as shall be necessary for the proper administration of the Plan.

(e)	To furnish the Sponsor upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate.

(f)	To receive, review and maintain on file reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee.

(g)	To fix and determine the respective amounts payable by the Employers pursuant to Article VI (Employer Contributions).

(h)	To take such action not included within responsibilities allocated to the Board of Directors, the Investment Committee, or the Trustee under the provisions of the Plan as may be needed to carry out the orderly administration of the Plan.

(i)	To determine all questions relating to the eligibility, benefits and other rights of employees, Participants and Beneficiaries under the Plan.

(j)	To allocate fiduciary responsibilities (other than Trustee responsibilities) among its members and to designate other persons to carry out nonfiduciary and fiduciary responsibilities (other than Trustee responsibilities).

(k)	To take such action as it deems appropriate to correct any errors or omissions with respect to the administration of the Plan, including but not limited to causing to be allocated from future Contributions to the Trust Fund or causing distributions from the Trust Fund to be withheld, accelerated or adjusted in order to accord to a Participant or Beneficiary the allocations to his Accounts or distributions therefrom to which he is entitled under the Plan.

18.2	Powers and Duties of the Investment Committee.

Except for responsibilities retained by the Board of Directors of the Sponsor, the Investment Committee shall have the responsibility to: (i) review investment performance of the Trust Fund; (ii) establish investment Funds pursuant to Section 8.2; (iii) direct the Trustee with regard to the investment of assets; and (iv) such other responsibilities as may be delegated to it by the Board of Directors or pursuant to the Plan or Trust Agreement.

In connection with these responsibilities, the Investment Committee shall have the following powers and duties:

(a)	to establish investment guidelines and objectives for the investment of the Trust Fund and each investment Fund as a part thereof, including, but not by way of limitation, the establishment of additional investment funds or the consolidation of one or more of the existing funds;

(b)	to review the performance of and appoint and dismiss the Trustee;

(c)	to receive, review and retain (as it deems convenient or proper) reports of the investments and the receipts and disbursements of the Trust Fund from the Trustee and/or any Investment Managers; and

(d)	to manage the investment of any assets for which the Investment Committee serves as investment advisor.

The Investment Committee may, subject to periodic review: (i) allocate or delegate among its members certain powers; (ii) authorize one or more of its members or an agent to execute or deliver any instruments or make payment on the Investment Committee’s behalf; and (iii) utilize the services of agents and employ persons to perform ministerial, clerical, record-keeping, consulting or legal services to assist the Investment Committee in the performance of its duties.

The Investment Committee shall maintain records and accounts showing the fiscal transactions and performance evaluations of the Trust Fund. At least annually, the Investment Committee shall submit to the Board a report regarding the operation of the Trust during the past year and shall also submit such other reports as the Board shall request.

18.3	Discretionary Authority

In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, making factual determinations, and resolving disputes, the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1) shall have absolute discretionary authority. The decision of the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1) shall be final and binding on all persons and entitled to the maximum deference allowed by law.

18.4	Action of the Sponsor

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the Sponsor’s board of directors or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.5	Claims Review Procedure

(a)	Any person who believes that he is then entitled to receive a benefit under the Plan, including one greater than that initially determined by the Administrative Committee, may file a claim in writing with the Administrative Committee.

(b)	The Administrative Committee shall within 90 days of the receipt of a claim either allow or deny the claim in writing. A denial of a claim shall be written in a manner calculated to be understood by the claimant and shall include:

(i)	the specific reason or reasons for the denial;

(ii)	specific references to pertinent Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)	an explanation of the Plan’s claim review procedure.

(c)	A claimant whose claim is denied (or his duly authorized representative) may, within 60 days after receipt of denial of his claim:

(i)	submit a written request for review to the Administrative Committee;

(ii)	review pertinent documents; and

(iii)	submit issues and comments in writing.

(d)	The Administrative Committee shall notify the claimant of its decision on review within 60 days of receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

(e)	The 90-day and 60-day periods described in subsections (b) and (d) above, respectively, may be extended at the discretion of the Administrative Committee for a second 90- or 60-day period, as the case may be, provided that written notice of the extension is furnished to the claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.

(f)	Participants and beneficiaries shall not be entitled to challenge the Administrative Committee’s determinations in judicial or administrative proceedings without first complying with the procedures in this Article. The Administrative Committee’s decisions made pursuant to this Section are intended to be final and binding on Participants, beneficiaries and others. Further, no legal actions may be commenced with respect to a request by Participant or Participant’s beneficiary for benefits later than two (2) years after the Participant or Participant’s beneficiary originally filed his claim for benefits.

18.6	Special Rules Applicable to Claims Related to Investment Errors

Any person alleging that there has been a failure or error in implementing investment directions with respect to a Participant’s Account must file a claim with the Administrator on or before the earlier of (a) 60 days from the mailing of a trade confirmation, account statement, or any other document, from which the error can be discovered, or (b) one year from the date of the transaction related to the error. Any claim filed outside of such period shall be limited to the benefit that would have been determined if the claim were timely filed, and therefore any adjustments shall be calculated for such period only.

18.7	Exhaustion of Remedies

No civil action for benefits under the Plan shall be brought unless and until the aggrieved person has (a) submitted a timely claim for benefits in accordance with this Article, (b) been notified by the Administrator that the claim has been denied, (c) filed a written request for a review of the claim in accordance with the preceding Section, (d) been notified in writing of an adverse benefit determination on review, and (e) filed the civil action within 2 years of the date he receives a final adverse determination of his claim on review.

18.8	Qualified Domestic Relations Orders

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

A Participant’s Spouse or former Spouse who does not qualify as his “spouse” (as defined in Section 15.3) shall not qualify as an alternate payee under a qualified domestic relations order unless he or she qualifies as a dependent of the Participant.

18.9	Indemnification

In addition to whatever rights of indemnification the members of the Sponsor’s board of directors or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.4, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons’ gross negligence or willful misconduct.

18.10	Prudent Man Standard of Care

The Trustee, the Sponsor and any other fiduciary under the Plan shall discharge his duties under the Plan solely in the interests of Participants and Beneficiaries and, in accordance with the requirements of ERISA Section 404(a)(1)(B), with the care, skill, prudence, and diligence under the prevailing circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character with like aims.

18.11	Actions Binding

Subject to the provisions of Section 18.5, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XIX

AMENDMENT AND TERMINATION

19.1	Amendment by Plan Sponsor

Subject to the provisions of Section 19.3, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2	Amendment by Volume Submitter Practitioner

In the event that there is a change in the law applicable to the Plan, as reflected in the Code, regulations issued thereunder, revenue rulings, or other statements published by the Internal Revenue Service, the “volume submitter practitioner” may amend the Plan to comply with such changes on behalf of the Sponsors who have adopted its “specimen plan” prior to the date that its “specimen plan” is amended to comply with such change. In addition, the “volume submitter practitioner” may amend the Plan to correct its prior approved “specimen plan.” No amendment by the “volume submitter practitioner” shall be effective prior to February 17, 2005.

The “volume submitter practitioner” shall maintain, or have maintained on its behalf, a record of the Sponsors adopting its “specimen plan.” The “volume submitter practitioner” shall make reasonable and diligent efforts to ensure that a copy of any amendment adopted hereunder is provided to each Sponsor at the Sponsor’s last known address, as shown in the record maintained in accordance with the preceding sentence. Where necessary, the “volume submitter practitioner” shall make reasonable and diligent efforts to ensure that each Sponsor adopts new documents when necessary.

An amendment made by the “volume submitter practitioner” in accordance with the provisions of this Section may be made effective on a date prior to the first day of the Plan Year in which it is adopted if, in published guidance, the Internal Revenue Service either permits or requires such an amendment to be made to enable the Plan and Trust to satisfy the applicable requirements of the Code and all requirements for the retroactive amendment are satisfied.

The “volume submitter practitioner” may not amend a Plan on behalf of its Sponsor if either (a) the Plan modifies the “specimen plan” to incorporate a type of plan that is not permitted under the volume submitter program, as described in applicable Revenue Procedures or other statements of the Internal Revenue Service, or (b) the Internal Revenue Service has advised the Sponsor that the Plan modifies the “specimen plan” in such a manner or to such an extent that the Plan must be treated as an individually-designed plan and will not receive the extended 6-year remedial amendment cycle applicable to volume submitter plans.

For purposes of this Section, the following terms have the following meanings:

(a)	The “specimen plan” means the plan with respect to which the Internal Revenue Service has issued an advisory letter to the “volume submitter practitioner.”

(b)	The “volume submitter practitioner” means Thompson Hine, LLP d/b/a Plan Document Systems.

19.3	Limitation on Amendment

Except as otherwise required by law, no amendment shall be made to the Plan that decreases the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries, unless all distribution obligations to Participants and Beneficiaries have been met. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Treasury Regulations Section 1.401(a)(4)-11(g), as applicable.

19.4	Termination

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the “termination date”). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)	As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)	All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

(c)	Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his 401(k) Contributions Sub-Account on account of Plan termination (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that meets the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub paragraph (D)(i) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.5	Inability to Locate Payee on Plan Termination

If distribution of a Participant’s Account is to be made to the Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order (a “payee”) on account of the termination of the Plan, and such payee does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, distribution of such Account shall be made at the direction of the Administrator through a direct rollover to an individual retirement plan established on behalf of the payee with a provider selected by the Administrator, purchase of an annuity contract on behalf of the payee, or transfer to another “eligible retirement plan”, as defined in Section 16.3.

19.6	Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer.

19.7	Withdrawal of an Employer

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.6 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.4 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE XX

ADOPTION BY OTHER ENTITIES

20.1	Adoption by Related Companies

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2	Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XXI

MISCELLANEOUS PROVISIONS

21.1	No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2	Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3	No Guarantees

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4	Expenses

The expenses of operation and administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust, unless the Sponsor elects to make payment. To the extent paid from the Trust, administrative expenses shall be allocated among Participants’ Accounts.

Notwithstanding the foregoing, the costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment fund shall be allocable to Accounts invested in such Investment Fund and administrative expenses that are incurred directly with respect to an individual Participant’s Account will be allocated to that Account.

21.5	Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6	Duty to Furnish Information

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7	Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8	Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.9, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.9	Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)	is made under a mistake of fact, or

(b)	is disallowed as a deduction under Code Section 404,

such contribution, reduced for any losses experienced by the Trust Fund, may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.10	Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of Illinois, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.11	Trust Agreement

A Trust has been established by the execution of the Trust Agreement and is maintained for the purposes of this Plan. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust, for the benefit of the Participants and their Beneficiaries.

21.12	Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.13	Application of Certain Plan Provisions

For purposes of the general administrative provisions and limitations of the Plan, a Participant’s Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant’s Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.

21.14	Merged Plans

In the event another defined contribution plan (the “merged plan”) is merged into and made a part of the Plan, each Employee who was eligible to participate in the “merged plan” immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant’s vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plan” (his “transferee Sub-Account”) on and after the merger be less than his vested interest in his account under the “merged plan” immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant’s service credited for eligibility and vesting purposes under the “merged plan” as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant’s “transferee Sub-Account”, if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

21.15	Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.16	Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). Any contributions required to be made in accordance with this Section shall be contributed to the Plan within the time period prescribed under applicable regulations or other guidance. The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

21.17	Delivery of Cash Amounts

To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.18	Written Communications

Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.

21.19	Trust to Trust Transfer

Any Employee, including an Employee who has not yet satisfied any age and/or service requirements to become an Eligible Employee under the Plan, may, with the approval of the Administrator, have Transfer Contributions made to the Plan on his behalf by causing assets to be directly transferred by the trustee of another qualified retirement plan to the Trustee of the Plan.

Amounts contributed to the Plan through a direct rollover shall not constitute Transfer Contributions.

Transfer Contributions made on behalf of an Employee shall be deposited in the Trust and credited to a Transfer Contributions Sub-Account established in the Employee’s name. Such Sub-Account shall share in the allocation of earnings, losses, and expenses of the Trust Fund(s) in which it is invested, but shall not share in allocations of Employer Contributions.

In the event a Transfer Contribution is made on behalf of an Employee who has not yet satisfied the requirements to become an Eligible Employee under the Plan, such Transfer Contributions Sub-Account shall represent the Employee’s sole interest in the Plan until he becomes an Eligible Employee.

21.20	Plan Correction Procedures

The Employer shall take such action as it deems necessary to correct any Plan failure, including, but not limited to, operational failures, documentation failures (such as a failure to timely amend), failures affecting Plan qualification, etc. Subject to the requirements of the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance (“EPCRS”), the Employer may adopt any correction method that it deems appropriate under the circumstances. In addition to any correction method specified in the Plan, the Employer may, where appropriate, make correction in accordance with EPCRS, including the making of a Qualified Nonelective Contribution permitted under EPCRS, but not otherwise provided under the Plan.

In the event of a fiduciary breach or a prohibited transaction, correction shall be made in accordance with the requirements of ERISA and the Code.

21.21	Notification of Addresses

Each Participant and each beneficiary eligible for benefits under this Plan shall file with the Administrative Committee from time to time in writing his post-office address and each change of post-office address. Any communication, statement or notice addressed to the last post-office address filed with the Administrative Committee, or if no such address was filed with the Administrative Committee, then to the last post-office address of the Participant or beneficiary as shown on an Employer’s records, will be binding on the Participant and his beneficiary for all purposes of this Plan and neither the Administrative Committee nor the Employer shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary, nor shall any Employer, Committee, director, officer, employee or agent of any of them be liable for any loss, cost or expense associated with any Participant’s or beneficiary’s failure to so file such Participant’s or beneficiary’s address with the Administrative Committee.

21.22	Instructions and Elections

Any instructions or elections required to be made by a Participant in writing under this Plan shall be made in such form and manner (which may include electronic format) as prescribed by the Administrative Committee. The Administrative Committee shall not be obligated to act with respect to any instructions or elections until receipt thereof in the prescribed form and manner. The Administrative Committee shall take or cause to be taken appropriate action with respect to such instructions or elections as soon as administratively feasible after receipt thereof in the prescribed form and manner.

ARTICLE XXII

TOP-HEAVY PROVISIONS

22.1	Definitions

For purposes of this Article, the following terms shall have the following meanings:

The “compensation” of an employee means his “415 compensation” as defined in Section 7.1.

The “determination date” with respect to any Plan Year means the last day of the preceding Plan Year, except that the “determination date” with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

A “key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the “determination date” was an officer of an Employer or a Related Company having annual “compensation” greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of an Employer or a Related Company, or a 1% owner of an Employer or a Related Company having annual “compensation” of more than $150,000.

A “non-key employee” means any Employee who is not a “key employee”.

A “permissive aggregation group” means those plans included in each Employer’s “required aggregation group” together with any other plan or plans of the Employer or any Related Company, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

A “required aggregation group” means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a “key employee” participates or participated at any time during the Plan Year containing the “determination date” or any of the 4 preceding Plan Years (regardless of whether the plan has terminated) and each other plan that enables a plan in which a “key employee” participates to meet the requirements of Code Section 401(a)(4) or Code Section 410.

A “top-heavy group” with respect to a particular Plan Year means a “required” or “permissive aggregation group” if the sum, as of the “determination date”, of the present value of the cumulative accrued benefits for “key employees” under all defined benefit plans included in such group and the aggregate of the account balances of “key employees” under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

A “top heavy plan” with respect to a particular Plan Year means (i) in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the “determination date”, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of “key employees” exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made during the 1-year period ending on the “determination date” (5-year period ending on the “determination date” if distribution is made for any reason other than severance from employment, death, or disability), (ii) in the case of a defined benefit plan, a plan for which, as of the “determination date”, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to “key employees” exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than “key employees”) to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed during the 1-year period ending on the “determination date” (5-year period ending on the “determination date” if distribution is made for any reason other than severance from employment, death, or disability), and (iii) any plan (including any simplified employee pension plan) included in a “required aggregation group” that is a “top heavy group”. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the 1 year period ending on the “determination date” shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a “required” or “permissive aggregation group”. A Participant’s interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is a “top-heavy plan”. Notwithstanding the foregoing, if a plan is included in a “required” or “permissive aggregation group” that is not a “top-heavy group”, such plan shall not be a “top-heavy plan”.

The “valuation date” with respect to any “determination date” means the most recent Valuation Date occurring within the 12-month period ending on the “determination date”.

22.2	Applicability

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a “top-heavy plan” as hereinafter defined, unless no amounts are allocated to any Eligible Employee’s Account for the Plan Year, other than 401(k) Contributions that satisfy non- discrimination requirements using the safe harbor method described in Treasury Regulations Section 1.401(k)-3 and Matching Contributions.

22.3	Minimum Employer Contribution

If the Plan is determined to be a “top heavy plan” for a Plan Year, the Employer Contributions allocated to the Account of each “non-key employee” who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top heavy Plan Year shall be no less than the lesser of (i) three percent of his “compensation” or (ii) the largest percentage of “compensation” that is allocated as an Employer Contribution and/or 401(k) Contribution for such Plan Year to the Account of any “key employee”; except that, in the event the Plan is part of a “required aggregation group”, and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions to each such “non-key employee” shall be 3% of the “compensation” of such “non key employee”. Any minimum allocation to a “non-key employee” required by this Section shall be made without regard to any social security contribution made on behalf of the “non-key employee”, his number of hours of service, his level of “compensation”, or whether he declined to make elective or mandatory contributions.

Employer Contributions allocated to a Participant’s Account in accordance with this Section shall be considered “annual additions” under Article VII for the “limitation year” for which they are made and shall be separately accounted for. Employer Contributions allocated to a Participant’s Account shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s currently effective investment election.

22.4	Exclusion of Collectively-Bargained Employees

Notwithstanding any other provision of this Article, Employees who are covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers shall not be entitled to a minimum allocation under this Article, unless otherwise provided in the collective bargaining agreement.

*                 *                 *

EXECUTED AT                                                                                                                                                        ,

                                                                          , this                      day of                                     ,                     .

TELLABS OPERATIONS, INC.

By:

Title:

ADDENDUM

Re: Protected Prior Annuity Form of Payment

A.1	Applicability

Notwithstanding any other provision of the Plan to the contrary, the following provisions apply with respect to Participants who have accounts attributable to amounts transferred to the Plan from the Tellabs Retirement Plan (the “spin-off plan”). The term “Participant” when used in this Addendum refers only to a Participant who satisfies the requirements described herein. The provisions of this Addendum apply only to that portion of a Participant’s Account that is attributable to the Participant’s Money Purchase Contributions. The term “Account” when used in this Addendum refers only to that portion of a Participant’s Account described in the preceding sentence.

A.2	Definitions

For purposes of this Article, the following terms have the following meanings:

The “automatic annuity form” means the form of annuity that will be purchased on behalf of a Participant.

A “qualified election” means an election that is made during the “qualified election period”. A “qualified election” of a form of payment other than a Qualified Joint and Survivor Annuity or designating a Beneficiary other than the Participant’s “spouse” (as defined in Section 15.3) to receive amounts otherwise payable as a Qualified Preretirement Survivor Annuity must include the notarized written consent of the Participant’s “spouse”, if any. A Participant’s “spouse” will be deemed to have given written consent to the Participant’s election if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the “spouse” cannot be located or because of other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder. The “spouse’s” written consent must acknowledge the effect of the Participant’s election and must be witnessed by a notary public. In addition, the “spouse’s” written consent must either (i) specify the form of payment selected instead of a Qualified Joint and Survivor Annuity, if applicable, and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written spousal consent and specify any non-”spouse” Beneficiary designated by the Participant, if applicable, and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the “spouse” has the right to limit consent as provided in clause (i), but permit the Participant to change the form of payment selected or the designated Beneficiary without the “spouse’s” further consent. Any written consent given or deemed to have been given by a Participant’s “spouse” hereunder shall be irrevocable and shall be effective only with respect to such “spouse” and not with respect to any subsequent “spouse”.

If a Participant has a Spouse who does not qualify as his “spouse” (as defined in Section 15.3), an election designating a Beneficiary other than the Participant’s Spouse to receive amounts otherwise payable to the Spouse as a Qualified Preretirement Survivor Annuity must be made pursuant to a “qualified election” and must satisfy the spousal consent rules treating the Participant’s Spouse as his “spouse” (as defined in Section 15.3).

Notwithstanding the above, the consent of a Participant’s Spouse to the waiver of a Qualified Joint and Survivor Annuity shall not be required if the Participant was not married throughout the one-year period ending on his Benefit Payment Date. A Participant who marries within one year before his Benefit Payment Date and is married to such Spouse for a one-year period ending prior to his death shall be deemed to have been married throughout the one-year period ending on his Benefit Payment Date.

The “qualified election period” with respect to the “automatic annuity form” means the 90-day period ending on a Participant’s Benefit Payment Date. The “qualified election period” with respect to a Qualified Preretirement Survivor Annuity means the period beginning on the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the day he terminates employment with his Employer and all Related Companies. A Participant whose employment has not terminated may make a “qualified election” designating a Beneficiary other than his Spouse prior to the Plan Year in which he attains age 35; provided, however, that such election shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.

A.3	Normal Form of Payment

Subject to A.5, unless a Participant, or his Beneficiary, if the Participant has died, elects the form of payment provided under Article XVI, distribution shall be made to the Participant, or his Beneficiary, as the case may be, through the purchase of a single premium, nontransferable annuity contract for such term as the Participant, or his Beneficiary, as the case may be, shall select, subject to the automatic annuity and Qualified Preretirement Survivor Annuity requirements described in this Article; provided, however, that a Participant’s Beneficiary may not elect to receive distribution of an annuity payable over the joint lives of the Beneficiary and any other individual. The terms of any annuity contract purchased hereunder and distributed to a Participant or his Beneficiary shall comply with the requirements of the Plan.

A.4	Change of Election

Subject to the automatic annuity requirements of this Addendum, a Participant or Beneficiary who has elected a form of payment provided under Article XVI may revoke or change his election at any time prior to his Benefit Payment Date by filing his election with the Administrator in the form prescribed by the Administrator. There is no limit on the number of elections or revocations a Participant or his Beneficiary may make prior to his Benefit Payment Date.

A.5	Automatic Annuity Requirements

Distribution shall be made to a Participant through the purchase of an annuity contract that provides for payment in one of the following “automatic annuity forms”, unless the Participant elects the optional form of payment provided in Article XVI.

(a)	The “automatic annuity form” for a Participant who has a “spouse” (as defined in Section 15.3) on his Benefit Payment Date is the 50 percent Qualified Joint and Survivor Annuity.

(b)	The “automatic annuity form” for a Participant who does not have a “spouse” (as defined in Section 15.3) on his Benefit Payment Date is the Single Life Annuity.

A Participant’s election of an annuity other than the “automatic annuity form” or of the optional form of payment shall not be effective unless it is a “qualified election”; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a Qualified Joint and Survivor Annuity. A Participant may only change his election of a form of payment pursuant to a “qualified election”; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a Qualified Joint and Survivor Annuity.

Notwithstanding any other provision of the Plan to the contrary, a Participant who has a Spouse who does not qualify as his “spouse” (as defined in Section 15.3) on his Benefit Payment Date, may elect a 50 percent Qualified Joint and Survivor Annuity treating such Spouse as his “spouse” under such annuity form. Such Participant’s election of an annuity other than the “automatic annuity form described in paragraph (b) above or the 50 percent Qualified Joint and Survivor Annuity provided hereunder shall be subject to the “qualified election” rules described above, treating the Participant’s Spouse as his “spouse” for purposes of the spousal consent rules applicable to “qualified elections”.

A.6	Qualified Preretirement Survivor Annuity Requirements

If a married Participant dies before his Benefit Payment Date, his Spouse shall receive distribution of the value of the Participant’s vested interest in his Account through the purchase of an annuity contract that provides for payment over the life of the Participant’s Spouse. A Participant’s Spouse may elect to receive distribution under any one of the other forms of payment available under this Article instead of in the Qualified Preretirement Survivor Annuity form. A married Participant may only designate a non-Spouse Beneficiary to receive distribution of his Account pursuant to a “qualified election”.

A.7	Notice Regarding Forms of Payment

The explanation provided to a Participant pursuant to Article XVI, shall include a description of the annuity form of payment available under the Addendum, including a written explanation of (i) the terms and conditions of the “automatic annuity form”, (ii) the Participant’s right to choose a form of payment other than the “automatic annuity form” or to revoke such choice, and (iii) the rights of the Participant’s “spouse” (as defined in Section 15.3).

The Administrator shall provide such explanation within the 60-day period ending 30 days before the Participant’s Benefit Payment Date. Notwithstanding the foregoing, distribution of the Participant’s Account may commence fewer than 30 days after such explanation is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date and his election of a form of payment for a period of at least 30 days following his receipt of the explanation, (ii) the Participant, after receiving the explanation, affirmatively elects an early distribution with his “spouse’s” (as defined in Section 15.3) written consent, if necessary, (iii) the Participant may revoke his election at any time prior to the later of his Benefit Payment Date or the expiration of the seven-day period beginning the day after the date the explanation is provided to him, and (iv) distribution does not commence to the Participant before such revocation period ends.

In addition, the Administrator shall provide a Participant with a written explanation of (i) the terms and conditions of the Qualified Preretirement Survivor Annuity, (ii) the Participant’s right to designate a non-Spouse Beneficiary to receive distribution of his Account otherwise payable as a Qualified Preretirement Survivor Annuity or to revoke such designation, and (iii) the rights of the Participant’s Spouse. The Administrator shall provide such explanation within one of the following periods, whichever ends last:

(a)	the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35; or

(b)	if an individual becomes a Participant after attaining age 32, no later than the end of the second Plan Year following the date such individual becomes a Participant;

provided, however, that in the case of a Participant who separates from service prior to attaining age 35, the explanation shall be provided to such Participant within the period beginning 12 calendar months before the Participant’s separation from service and ending 12 calendar months after his separation from service.

PPA, HEART, and WRERA

COMPLIANCE APPENDIX

This Appendix incorporates the elections made in the PPA, HEART, and WRERA Compliance Election Form adopted by the Sponsor for purposes of amending the Plan to comply with the Pension Protection Act of 2006 (“PPA”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”), the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”) and applicable guidance. This Appendix, together with the PPA, HEART, and WRERA Compliance Election Form, is intended as good faith compliance with the requirements of the PPA, HEART, and WRERA and applicable guidance. To the extent the provisions of the Plan are inconsistent with the provisions of this Appendix, the provisions of this Appendix shall be controlling.

1.	THE DEFINITION OF “COMPENSATION” IN SECTION 1.1 IS AMENDED BY THE ADDITION OF THE FOLLOWING PROVISION.

Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his Compensation will include any differential pay, as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, “differential pay” means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.

2.	THE DEFINITION OF “415 COMPENSATION” IN SECTION 7.1 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PROVISION.

Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his “415 compensation” will include any differential pay, as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, “differential pay” means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.

3.	SECTION 7.4 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING.

Effective for Plan Years beginning after December 31, 2007, income and loss for the “gap period” shall not be distributed with respect to contributions in excess of any limit described in the preceding Sections of this Article VII.

4.	SECTION 11.5 OF THE PLAN IS AMENDED IN ITS ENTIRETY EFFECTIVE FOR PLAN YEARS BEGINNING AFTER DECEMBER 31, 2006, TO PROVIDE AS FOLLOWS.

Within a reasonable period of time after the end of each Plan Year quarter, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as the most recent Valuation Date.

5.	A NEW SECTION IS ADDED TO ARTICLE XIII TO PROVIDE AS FOLLOWS.

Reservists Withdrawals of 401(k) Contributions

Notwithstanding any other provision of the Plan to the contrary, a Participant who is a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) who is ordered or called to active duty for a period in excess of 179 days, or for an indefinite period, may elect to receive a cash withdrawal (or, if withdrawals are subject to the requirements of Code Section 417, a withdrawal in the form of a Single Life Annuity or Qualified Joint and Survivor Annuity) of all or any portion of his 401(k) Contributions Sub-Account. Any distribution made to a Participant pursuant to this Section must be made during the period beginning on the date of his order or call to active duty and ending on the close of his active duty period.

Any distribution made hereunder to a Participant who is ordered or called to active duty after September 11, 2001 shall not be subject to the 10% excise tax imposed under Code Section 72(t).

The provisions of this Section shall be effective for withdrawals made after January 1, 2010.

6.	EFFECTIVE JANUARY 1, 2007, THE DEFINITION OF “ELIGIBLE RETIREMENT PLAN” IN PARAGRAPH (A) OF SECTION 16.3 OF THE PLAN IS AMENDED IN ITS ENTIRETY TO PROVIDE AS FOLLOWS.

(a)	An “eligible retirement plan” means any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified trust described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b) that accepts rollovers, (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) effective for distributions made on or after January 1, 2008, a Roth IRA, as described in Code Section 408A, provided, that for distributions made prior to January 1, 2010, such rollover shall be subject to the limitations contained in Code Section 408A(c)(3)(B). Notwithstanding the foregoing, the portion of a Participant’s “eligible rollover distribution” that consists of his After-Tax Contributions may only be transferred (A) to an individual retirement account or annuity described in Code Section 408(a) or (b) or (B) to a qualified plan described in Code Section 401(a) or 403(a) or a retirement annuity described in Code Section 403(b); provided that a plan or annuity described in (B) agrees to separately account for such contributions, including separate accounting for the portion of such “eligible rollover distribution” that is includible in income and the portion that is not includible in income.

7.	THE DEFINITION OF “ELIGIBLE RETIREMENT PLAN” IN PARAGRAPH (A) OF SECTION 16.3 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PARAGRAPH.

Notwithstanding the foregoing, effective for distributions made in Plan Years beginning after December 31, 2009, an “eligible retirement plan” with respect to a “qualified distributee” other than the Participant, the Participant’s “spouse” (as defined in Section 15.3), or the Participant’s former “spouse” (as defined in Section 15.3) means either an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (including for distributions made on or after January 1, 2009 any such individual retirement account or annuity designated as a Roth IRA pursuant to Code Section 408A) (an “IRA”). Such IRA must be treated as an IRA inherited from the deceased Participant by the “qualified distributee” and must be established in a manner that identifies it as such.

8.	THE DEFINITION OF “QUALIFIED DISTRIBUTEE” IN PARAGRAPH (C) OF SECTION 16.3 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING SENTENCE.

Notwithstanding the foregoing, effective for distributions made in Plan Years beginning after December 31, 2009, a “qualified distributee” includes a Participant’s non-spouse Beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).

9.	SECTION 16.4 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING.

Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2006, the written explanation provided by the Administrator shall include a description of the consequences to the Participant of electing an immediate distribution of his vested Account balance instead of deferring payment to his Normal Retirement Date.

10.	SECTION 21.16 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PARAGRAPH.

If a Participant who is absent from employment as a Covered Employee because of military service dies after December 31, 2006, while performing qualified military service (as defined in Code Section 414(u)), the Participant shall be treated as having returned to employment as a Covered Employee on the day immediately preceding his death for purposes of determining the Participant’s vested interest in his Account and his Beneficiary’s eligibility for a death benefit under the Plan. Notwithstanding the foregoing, except as otherwise specifically provided in the following paragraph, such a Participant shall not be entitled to additional contributions with respect to his period of military leave.

12.	SECTION 21.16 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING.

A Participant whose death occurs after December 31, 2006, under the conditions described in the preceding paragraph shall also be treated as having returned to employment as a Covered Employee on the day immediately preceding his death for purposes of determining his eligibility for and the amount of any contributions to be made to his Account under this Section for his period of military leave. For this purpose, the Participant shall be treated as having terminated employment on his date of death. If the Employer or any Related Company maintains other retirement programs, all Employees covered under such other plans who die under similar conditions must be credited with service and benefits on reasonably equivalent terms. In determining the amount of 401(k) and After-Tax Contributions to be made on behalf of a Participant hereunder, shall be based on the Participant’s average actual 401(k) and After-Tax Contributions for (a) the 12-consecutive-month period of service with his Employer immediately preceding his period of qualified military service or (b), if the Participant has fewer than 12 months of service with his Employer prior to such military service, his actual length of continuous service with the Employer prior to such military service.

415 COMPLIANCE APPENDIX

This Appendix amends the Plan to comply with final regulations released on April 4, 2007 under Code Section 401(k) (“401(k) regulations revisions”) and Code Section 415 (“final 415 regulations”). This Appendix is intended as good faith compliance with the requirements of the 401(k) regulations revisions and final 415 regulations. To the extent the provisions of the Plan are inconsistent with the provisions of this Appendix, the provisions of this Appendix shall be controlling.

1.	EFFECTIVE THE FIRST DAY OF THE FIRST PLAN YEAR BEGINNING ON OR AFTER JULY 1, 2007, THE DEFINITION OF “COMPENSATION” IN SECTION 1.1 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PROVISIONS AT THE END OF SUCH DEFINITION. THIS AMENDMENT SHALL HAVE NO EFFECT ON AMOUNTS INCLUDED AS COMPENSATION FOR PERIODS PRIOR TO THAT DATE AND SHALL NOT BE CONSTRUED AS CREATING AN INFERENCE AS TO WHETHER POST-SEVERANCE AMOUNTS WERE OR WERE NOT INCLUDED IN COMPENSATION PRIOR TO THAT DATE.

Notwithstanding any other provision of the Plan to the contrary, effective for Plan Years beginning on and after July 1, 2007, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.401(k)-1(d)(2)) with the Employers and all Related Companies, Compensation shall not include amounts received by the Participant following such severance from employment except as provided below:

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Compensation shall include amounts that would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, but only to the extent such amounts (1) would have been includable in Compensation if his employment had continued and (2) are paid before the later of (a) the close of the “limitation year” (as defined in Section 7.1) in which the Participant’s severance from employment occurs or (b) within 2 1/2 months of such severance.

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Compensation shall include amounts that are payments for accrued bona fide sick, vacation or other leave, but only if (1) the Participant would have been able to use such leave if his employment had continued, (2) such amounts would have been includable in Compensation if his employment had continued, and (3) such amounts are paid before the later of (a) the close of the “limitation year” (as defined in Section 7.1) in which the Participant’s severance from employment occurs or (b) within 2 1/2 months of such severance.

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Compensation shall include amounts paid by an Employer to a Participant who is not performing services for the Employer due to qualified military service (within the meaning of Code Section 414(u)(1)), but only to the extent such amounts do not exceed the amounts the Participant would have received if he had continued in employment with the Employer.

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Compensation shall include amounts paid to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)), provided that such amounts shall be included in Earnings only if received during the following period: 26 weeks.

2.	EFFECTIVE BEGINNING THE FIRST DAY OF THE FIRST LIMITATION YEAR BEGINNING ON OR AFTER JULY 1, 2007, THE FOLLOWING REPLACES AND SUPERSEDES THE DEFINITION OF “ANNUAL ADDITION” IN SECTION 7.1.

The “annual addition” with respect to a Participant for a “limitation year” means the sum of the following amounts credited to the Participant’s account(s) for the “limitation year”:

(a)	all employer contributions credited to the Participant’s account for the “limitation year” under any qualified defined contribution plan maintained by an Employer or a Related Company, including “elective contributions” (other than “elective contributions” to an eligible deferred compensation plan under Code Section 457) and amounts attributable to forfeitures applied to reduce the employer’s contribution obligation, but excluding “catch-up contributions”;

(b)	all “employee contributions” credited to the Participant’s account for the “limitation year” under any qualified defined contribution plan maintained by an Employer or a Related Company or any qualified defined benefit plan maintained by an Employer or a Related Company if either separate accounts are maintained under the defined benefit plan with respect to such employee contributions or such contributions are mandatory employee contributions within the meaning of Code Section 411(c)(2)(C) (without regard to whether the plan is subject to the provisions of Code Section 411);

(c)	all forfeitures credited to the Participant’s account for the “limitation year” under any qualified defined contribution plan maintained by the Employer or a Related Company;

(d)	all amounts credited for the “limitation year” to an individual medical benefit account, as described in Code Section 415(l)(2), established for the Participant as part of a pension or annuity plan maintained by the Employer or a Related Company;

(e)	if the Participant is a key employee, as defined in Code Section 419A(d)(3), all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits credited for the “limitation year” to the Participant’s separate account under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Company; and

(f)	all amounts credited to the Participant for the “limitation year” under a simplified employee pension.

Notwithstanding the foregoing, any restorative payment made to a plan by an Employer or a Related Company to make up for losses to the plan resulting from the action or non-action of a fiduciary for which there is a reasonable risk of liability for a breach of fiduciary duty under ERISA or other applicable federal or state law shall not be treated as an annual addition provided that similarly situated participants are treated similarly with respect to the restorative payment.

Except as otherwise specifically provided below, an amount will be treated as credited to a Participant’s account for a “limitation year” if such amount is both (1) allocated to the Participant’s account as of a date within such “limitation year” (provided that if allocation of an amount is contingent upon the satisfaction of a future condition, such amount shall not be treated as allocated for purposes of determining “annual additions” for a “limitation year” until the date all such conditions are satisfied) and (2) actually contributed to the account within the applicable period described herein. If contributions are made after the end of the applicable period, they shall be treated as credited to the Participant’s account for the “limitation year” in which they are made. The applicable period for making “employee contributions” is within 30 days of the close of the “limitation year.” The applicable period for making employer contributions is: (i) for contributions by a taxable entity, within 30 days of the close of the period described in Code Section 404(a)(6), as applicable to the entity’s taxable year with or within which the “limitation year” ends; or (ii) for contributions by a non-taxable entity (including a governmental employer) within 15 days of the last day of the 10th calendar month following the end of the calendar year or fiscal year (as applicable, based on how the entity maintains its books) with or within which the “limitation year” ends.

Forfeitures re-allocated to a Participant’s account are treated as credited to the Participant’s account for the “limitation year” in which they are allocated to such account. Corrective contributions and contributions required by reason of qualified military service (as defined in Code Section 414(u)) are treated as “annual additions” for the “limitation year” to which they relate, rather than the “limitation year” in which they are made.

3.	EFFECTIVE BEGINNING THE FIRST DAY OF THE FIRST LIMITATION YEAR BEGINNING ON OR AFTER JULY 1, 2007, THE DEFINITION OF “415 COMPENSATION” IN SECTION 7.1 OF THE PLAN IS AMENDED BY THE ADDITION OF THE FOLLOWING PROVISIONS AT THE END OF SUCH DEFINITION.

Notwithstanding any other provision of the Plan to the contrary, effective for “limitation years” beginning on and after July 1, 2007, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with the Employer and all Related Companies, “415 compensation” does not include amounts received by the Participant following such severance from employment except amounts paid before the later of (a) the close of the “limitation year” in which the Participant’s severance from employment occurs or (b) within 2 1/2 months of such severance if such amounts:

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would otherwise have been paid to the Participant in the course of his employment, are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, and would have been included in the Participant’s “415 compensation” if he had continued in employment.

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are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued and such amounts would have been includable in “415 compensation” if his employment had continued.

For purposes of this subsection, a Participant will not be considered to have incurred a severance from employment if his new employer continues to maintain the plan with respect to such Participant.

Notwithstanding the foregoing, amounts paid by an Employer or a Related Company to a Participant who is not performing services for the Employer or Related Company due to qualified military service (within the meaning of Code Section 414(u)(1)) shall be included as “415 compensation” to the extent such amounts do not exceed the amounts the Participant would have received if he had continued in employment with the Employer or Related Company.

In addition, amounts received by a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)) shall be included in “415 compensation” , provided that such amounts shall be included in “415 compensation” only during the following period: 26 weeks.

To be included in a Participant’s “415 compensation” for a particular “limitation year”, an amount must have been received by the Participant (or would have been received, but for the Participant’s election under Code Section 125, 132(f)(4), 401(k), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i), or 457) within such “limitation year”.

4.	EFFECTIVE BEGINNING THE FIRST DAY OF THE FIRST LIMITATION YEAR BEGINNING ON OR AFTER JULY 1, 2007, THE FOLLOWING REPLACES AND SUPERSEDES SECTION 7.7 OF THE PLAN.

Notwithstanding any other provision of the Plan to the contrary, the “annual addition” with respect to a Participant for a “limitation year” shall in no event exceed the lesser of (i) the maximum dollar amount permitted under Code Section 415(c)(1)(A), adjusted as provided in Code Section 415(d) (e.g., $46,000 for the “limitation year” beginning in 2008) or (ii) 100 percent of the Participant’s “415 compensation” for the “limitation year”; provided, however, that the limit in clause (i) shall be pro-rated for any short “limitation year”. The limit in clause (ii) shall not apply to any contribution to an individual medical account, as defined in Code Section 415(l), or to a post-retirement medical benefits account maintained for a key employee which is treated as an “annual addition” under Code Section 419A(d)(2). A Participant’s 401(k) Contributions may be re-characterized as Catch-Up 401(k) Contributions and excluded from the Participant’s “annual additions” for the “limitation year” to satisfy the preceding limitation.

If the Employer or a Related Company participates in a multiemployer plan, in determining whether the “annual additions” made on behalf of a Participant to the Plan, when aggregated with “annual additions” made on the Participant’s behalf under the multiemployer plan satisfy the above limitation, only “annual additions” made by the Employer (or a Related Company) to the multiemployer plan shall be aggregated with the “annual additions” under the Plan and “415 compensation” shall include only compensation paid to the Participant by the Employer (or a Related Company).

If the “annual addition” to the Account of a Participant in any “limitation year” beginning on or after July 1, 2007, nevertheless exceeds the amount that may be applied for his benefit under the limitations described in clauses (i) and (ii) above, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance.

5.	EFFECTIVE BEGINNING THE FIRST DAY OF THE FIRST LIMITATION YEAR BEGINNING ON OR AFTER JULY 1, 2007, THE FOLLOWING REPLACES AND SUPERSEDES SECTION 7.8 OF THE PLAN.

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the “annual addition” to be made under the Plan for the “limitation year” when combined with the “annual addition” to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, the “annual additions” last scheduled for allocation under the Plan and such other plan(s) shall be reduced to the extent necessary so that the limitation in the preceding Section is satisfied. If “annual additions” are scheduled to be allocated as of the same date, any excess shall be allocated pro rata among the defined contribution plans.

If the “annual addition” to the Account of a Participant in any “limitation year” beginning on or after July 1, 2007, when combined with the “annual addition” made under any other qualified defined contribution plan maintained by an Employer or a Related Company nevertheless exceeds the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance.